Exhibit 4.14

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

LICENSE AGREEMENT

between

AC Immune SA

and

ELI LILLY and Company

Dated as of December 11, 2018

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	GRANT OF RIGHTS	19

2.1	Grants to Lilly.	19
2.2	Grants to ACI.	19
2.3	Sublicenses.	20
2.4	Retention of Rights.	21
2.5	Disclosure of Know-How and Regulatory Documentation.	21
2.6	Confirmatory Patent License; License Registration.	22
2.7	Exclusivity; Change of Control of ACI.	22

ARTICLE 3	DEVELOPMENT AND REGULATORY ACTIVITIES	23

3.1	Development.	23
3.2	Unilateral Clinical Development Option.	26
3.3	Regulatory Activities.	29

ARTICLE 4	COMMERCIALIZATION	30

4.1	In General.	30
4.2	Diligence.	30
4.3	Booking of Sales; Distribution.	31
4.4	Statements and Compliance with Applicable Law.	31
4.5	Markings.	31
4.6	Subcontracting; Distributors.	31
4.7	Co-Promotion Option.	31

ARTICLE 5	COLLABORATION MANAGEMENT	31

5.1	Joint Steering Committee.	31
5.2	General Provisions Applicable to the JSC.	32

ARTICLE 6	SUPPLY	35

6.1	Supply of Licensed Products	35
6.2	Manufacturing Technology Transfer.	36

ARTICLE 7	PAYMENTS AND RECORDS	36

7.1	Upfront Payment	36
7.2	Milestones	36
7.3	Royalties	39
7.4	Estimated Sales Levels.	40
7.5	Royalty Payments and Reports.	41
7.6	Development Costs.	41
7.7	Mode of Payment.	42
7.8	Taxes.	43
7.9	Interest on Late Payments.	44
7.1	Financial Records.	44
7.11	Audit.	44
7.12	Right to Offset.	45

 i

ARTICLE 8	INTELLECTUAL PROPERTY	45

8.1	Ownership of Intellectual Property.	45
8.2	Maintenance and Prosecution of Patents.	47
8.3	Enforcement of Patents.	49
8.4	Infringement Claims by Third Parties.	51
8.5	Invalidity or Unenforceability Defenses or Actions.	51
8.6	Third Party Rights.	52
8.7	Product Trademarks.	52
8.8	ACI’s Corporate Names.	53

ARTICLE 9	CONFIDENTIALITY AND NON-DISCLOSURE	53

9.1	Confidentiality Obligations	53
9.2	Permitted Disclosures	55
9.3	Additional Permitted Disclosures by Lilly	55
9.4	Additional Permitted Disclosures by ACI	55
9.5	Use of Name	55
9.6	Public Announcements	56
9.7	Publications	56
9.8	Return of Confidential Information.	57

ARTICLE 10	REPRESENTATIONS AND WARRANTIES	57

10.1	Mutual Representations and Warranties	57
10.2	Additional Representations and Warranties of ACI	58
10.3	DISCLAIMER OF WARRANTIES.	61
10.4	Anti-Bribery and Anti-Corruption Compliance	61

ARTICLE 11	INDEMNITY	62

11.1	Indemnification of ACI.	62
11.2	Indemnification of Lilly.	62
11.3	Indemnification Procedures.	63
11.4	Special, Indirect and Other Losses	65
11.5	Insurance.	65

 ii

ARTICLE 12	TERM AND TERMINATION	65

12.1	Term and Expiration.	65
12.2	Termination.	66
12.3	Rights in Bankruptcy.	67
12.4	Consequences of Termination.	67
12.5	Remedies.	68
12.6	Accrued Rights; Surviving Obligations.	68

ARTICLE 13	MISCELLANEOUS	69

13.1	Force Majeure.	69
13.2	Export Control.	70
13.3	Assignment.	70
13.4	Severability.	71
13.5	Dispute Resolution.	71
13.6	Governing Law.	72
13.7	Notices.	73
13.8	Entire Agreement; Amendments.	73
13.9	English Language.	73
13.1	Equitable Relief.	74
13.11	Waiver and Non-Exclusion of Remedies.	74
13.12	No Benefit to Third Parties.	74
13.13	Further Assurance.	74
13.14	Relationship of the Parties.	75
13.15	HSR Act Compliance	75
13.16	References.	75
13.17	Construction.	76
13.18	Counterparts.	76

SCHEDULES

Schedule 1.65	Licensed Compounds
Schedule 1.93	Second Category Indications
Schedule 3.1.2(i)	Development Plan
Schedule 3.1.2(ii)	Lilly Pre-Clinical Activities
Schedule 9.6	Press Releases
Schedule 10.2.2	Existing Patents

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made and entered into effective as of December 11, 2018 (the “Execution Date”) by and between AC Immune SA, a Swiss company (“ACI”) and Eli Lilly and Company, an Indiana corporation (“Lilly”). ACI and Lilly are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, ACI owns and controls certain intellectual property rights with respect to the Licensed Compounds (as defined herein) and Licensed Products (as defined herein) in the Territory (as defined herein); and

WHEREAS, ACI wishes to grant to Lilly, and Lilly wishes to take, an exclusive license under such intellectual property rights to develop and commercialize Licensed Products in the Territory, in each case in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1.       “ACI Know-How” means all Information Controlled by ACI or any of its Affiliates as of the Effective Date or at any time during the Term that claim or cover or otherwise relate to any Licensed Compound or Licensed Product or the Exploitation of any of the foregoing, including all Information within the ACI Program IP, but excluding any Joint Know-How or any Information to the extent covered or claimed by any published ACI Patents or Joint Patents.

1.2.       “ACI Patents” means all of the Patents Controlled by ACI or any of its Affiliates as of the Effective Date or at any time during the Term that claim or cover or otherwise relate to any Licensed Compound or Licensed Product or the Exploitation of any of the foregoing, including the Existing Patents and all Patents within the ACI Program IP and Tau Patents, but excluding any Joint Patents.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.3.       “ACI Pre-Clinical and Phase 1 Activities” means those certain Development activities to be conducted and funded by ACI, as set forth in the Development Plan as such Development Plan exists as of the Execution Date or as otherwise agreed by the Parties in writing or through other documentation (including electronic communications).

1.4.        “Additional Indication Triggering Event” means [*****].

1.5.       “Adverse Event” means any untoward medical occurrence in a patient or human clinical investigation subject administered a Licensed Product pursuant to this Agreement, including occurrences which do not necessarily have a causal relationship with any Licensed Product.

1.6.       “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party, whether now or in the future. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.7.       “Applicable Law” means with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise, including all applicable regulations and guidances of any Regulatory Authorities (e.g., with respect to Good Laboratory Practices, Good Manufacturing Practices and Good Clinical Practices and, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance).

1.8.       “Background Technology” means, with respect to a Party, all Patents, Information and other intellectual property rights (i) Controlled by such Party as of immediately prior to the Effective Date or (ii) that becomes Controlled by such Party at any time during the Term outside the scope of any of such Party’s activities under this Agreement.

1.9.       “Backups” mean [*****] identified by or on behalf of ACI in conjunction with its performance of [*****] or at any time on or before [*****], or such later date as the Parties may mutually agree.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.10.       “Business Day” means a day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York or Lausanne, Switzerland are required to be closed.

1.11.       “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.

1.12.        “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.13.       “Change of Control,” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.13.1.       any “person” or “group” (as such terms are defined below) (i) is or becomes the “beneficial owner” (as defined below, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all shares of capital stock or other equity interests if such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party or (ii) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors or similar governing body (“Board of Directors”);

1.13.2.       such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (i) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (ii) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction;

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.13.3.       such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets; or

For the purpose of this definition of Change of Control: (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the aforesaid Act; (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.14.       “CHF” means Swiss Francs.

1.15.        “Clinical Trial” means a human clinical trial designed to evaluate the safety, efficacy, tolerability or appropriate dosage of a Licensed Product, as the context requires, including Phase 1 Clinical Trials, Phase 2 Clinical Trials or Phase 3 Clinical Trials.

1.16.       “CMC” means, chemistry, Manufacturing and controls with respect to a product, which includes (i) Manufacturing process development records for such product, (ii) all chemistry, Manufacturing and control procedures necessary for the Manufacture of such product, and (iii) sourcing and testing of all raw materials and components used in the Manufacture of such product.

1.17.       “Commercialization” means, with respect to any product, any and all activities directed to the preparation for sale of, offering for sale of or sale of such product, including activities related to marketing, promoting, distributing and importing such product, and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” mean to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.18.       “Commercially Reasonable Efforts” means with respect to the performance of activities with respect to any Licensed Compound or Licensed Product by a Party, [*****].

1.19.       “Complaint” means a customer's written, oral or electronic communication that alleges deficiencies related to the identity, quality, purity, durability, reliability, safety, or effectiveness or performance of a distributed drug product, drug/device combination product, medical device, animal health premix, API (active pharmaceutical ingredient), process intermediate or fermentation product. Complaints include: Adverse Events, adverse drug experiences, adverse drug reactions, company identified reportable malfunctions (CIRM), lack of drug effect (LODE) and product complaints.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.20.       “Compliance” means the adherence by the Parties in all material respects to all Applicable Law and Party Specific Regulations, in each case with respect to the activities to be conducted under this Agreement.

1.21.       “Compliance Audit” means an assessment or inspection conducted to verify compliance with applicable regulatory standards (GxPs) and guidances.

1.22.       “Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent or other intellectual property right, and subject to Section 13.3.2, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 2.1 or 2.2), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent or other intellectual property right as provided for herein without (i) violating the terms of any agreement with any Third Party, and (ii) paying any consideration to any Third Party.

1.23.       “Convertible Note Agreement” means that certain Convertible Note Agreement dated as of the date hereof between Lilly and ACI.

1.24.       “Co-Promote” or “Co-Promotion” means the detailing, through a face-to-face contact between a sales representative and a physician or other medical professional licensed or authorized to prescribe drugs, of the applicable Licensed Product by ACI or any of its Affiliates in the applicable Indication under the relevant Regulatory Approval and the Product Trademarks, but excluding the sale or distribution of such Licensed Product by ACI or any of its Affiliates.

1.25.       “Corporate Names” means [*****].

1.26.       “Development” means, with respect to any compound or product, all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies of such compound or product, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of Drug Approval Applications and regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for such compound or product. When used as a verb, “Develop” means to engage in Development.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.27.       “Development Costs” means [*****].

1.28.       “Dollars” or “$” means United States Dollars.

1.29.       “Drug Approval Application” means a New Drug Application as defined in the FFDCA or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the mutual recognition or any other national approval.

1.30.       “Effective Date” the Business Day following the date on which HSR Clearance occurs.

1.31.       “EMA” means the European Medicines Agency and any successor agency thereto.

1.32.       “European Union” or “EU” means the economic, scientific and political organization of member states of the European Union, as it is constituted from time to time throughout the Term.

1.33.       “Exclusive Co-Promotion Option Term” means, [*****].

1.34.       “Existing Regulatory Documentation” means the Regulatory Documentation Controlled by ACI or any of its Affiliates as of the Effective Date.

1.35.       “Exploit” means to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of. “Exploitation” means the act of Exploiting a compound, product or process.

1.36.       “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.37.       “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.38.       “Field” means all Indications and all uses, including the prevention, cure, amelioration or treatment in the First Category, Second Category, and Third Category[*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.39.       “First Category” means [*****].

1.40.       “First Commercial Sale” means, [*****].

1.41.       “First Indication” means [*****].

1.42.       “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year [*****] of work directly related to the Development of a Licensed Product. No additional payment shall be made with respect to any person who works [*****] and any person who devotes [*****] (or such other number as may be agreed by the JSC) shall be treated as an FTE on a pro rata basis based upon [*****].

1.43.       “FTE Costs” means [*****].

1.44.       “FTE Rate” means [*****].

1.45.       “GAAP” means, with respect to a Party or its Affiliates or its or their Sublicensees, United States generally accepted accounting principles, International Financial Reporting Standards or such other similar national standards as such Party, Affiliate or its or their Sublicensee adopts, in each case, consistently applied.

1.46.       “Generic Product” means, with respect to a Licensed Product, any pharmaceutical product that (i) contains an active ingredient the same as or similar to the Licensed Compound in such Licensed Product, (ii) is distributed by a Third Party which is not a Sublicensee or Affiliate thereof under a Drug Approval Application approved by a Regulatory Authority (a) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FFDCA (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), (b) in the EU pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or (c) in any other country or jurisdiction pursuant to all equivalents of such provisions based on a demonstration of bioequivalence or similarity to such Licensed Product and in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Licensed Product, and (iii) may be substituted under Applicable Law as a therapeutic equivalent to such Licensed Product when dispensed without the intervention of a physician or other health care provider with prescribing authority.

1.47.       “Good Clinical Practices” or “cGCP” means the then-current standards for clinical trials for pharmaceuticals, as set forth in the FFDCA or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the United States and European Union and other organizations and Governmental Authorities in countries for which any Licensed Product is intended to be Developed, to the extent such standards are not less stringent than United States Good Clinical Practices.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.48.       “Good Laboratory Practices” or “cGLP” means the then-current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58 or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which any Licensed Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

1.49.       “Good Manufacturing Practices” or “cGMP” means all applicable current Good Manufacturing Practices including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211 (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the ICH Q7 guidelines, and (d) the equivalent Applicable Law in any relevant country, each as may be amended and applicable from time to time.

1.50.       “Governmental Authority” means any United States federal, state, or local, or any foreign, government, or political subdivision thereof, or any multinational organization or authority, or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, any court or tribunal (or any department, bureau, or division thereof), or any governmental arbitrator or arbitral body.

1.51.       “GxP” means compliance with all relevant Regulatory Authority requirements or guidance for Good Clinical Practices, Good Laboratory Practices and Good Manufacturing Practices.

1.52.       “Hatch-Waxman Act” means the U.S. “Drug Price Competition and Patent Term Restoration Act” of 1984, as set forth at 21 U.S.C. §355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV).

1.53.       “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or foreign equivalent thereof under Applicable Law.

1.54.        “HSR Clearance” means, with respect to this Agreement, the expiration or termination of all applicable waiting periods and requests for information (and any extensions thereof) under the HSR Act.

1.55.        “HSR Filing” means (i) filings by Lilly and ACI with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto, or (ii) equivalent filings, if any, with applicable Governmental Authorities where such filings are required.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.56.       “Improvements” means with respect to any compound or product, any invention, discovery, development or modification of such compound or product or relating to the Exploitation thereof, whether or not patented or patentable, including any enhancement in the efficiency, operation, Manufacture, ingredients, preparation, presentation, formulation, means of delivery (including the development of any delivery device or enhancement thereto) or dosage of such compound or product, any discovery or development of any new or expanded Indications for such compound or product, or any discovery or development that improves the stability, safety or efficacy of such compound or product.

1.57.       “IND” means (i) an investigational new drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions and (ii) all supplements and amendments that may be filed with respect to the foregoing.

1.58.       “Indication” means any human disease or condition that can be treated, prevented, cured or the progression of which can be delayed.

1.59.       “Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, assays and biological methodology, in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.60.       “Insolvency Event” means an event in which either Party (i) files for protection under bankruptcy or insolvency laws, including a request for the postponement of the opening of bankruptcy proceedings (Antrag auf Konkursaufschub), (ii) makes an assignment for the benefit of creditors, (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within thirty (30) days after such filing, (iv) proposes a written agreement of composition or extension of its debts, (v) is declared bankrupt (Konkurs/faillite) or has been granted a moratorium (Nachlassstundung/sursis concordataire) in each case not discharged within thirty (30) days, (vi) is over-indebted (überschuldet) within the meaning of art. 725 para. 2 CO or (vii) is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of art. 190 para. 1sub-para. 2 of the Swiss Federal Act on Debt Enforcement and Bankruptcy.

1.61.        “Internal Compliance Codes” means a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Law, Party Specific Regulations, and such Party’s internal ethical, medical and similar standards.

1.62.       “Joint Know-How” means all Information within the Joint Program IP, but excluding any Tau Patents and any such Information to the extent covered or claimed by any published Joint Patents.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.63.       “Joint Patents” means all Patents within the Joint Program IP.

1.64.       “Knowledge” means the actual knowledge after performing a diligent investigation with respect to such facts and information of Chief Executive Officer or Chief Scientific Officer of a Party or any personnel holding positions equivalent to such job titles.

1.65.       “Licensed Compounds” means [*****].

1.66.       “Licensed Party” means (i) with respect to the licenses granted in Section 2.1, Lilly and (ii) with respect to the license granted in the proviso to Section 12.4.1(ii), ACI.

1.67.       “Licensed Product” means any pharmaceutical product that is comprised of or contains [*****].

1.68.       “Lilly Compound” means [*****].

1.69.       “Lilly Development Costs” means, with respect to a Licensed Compound or Licensed Product, [*****].

1.70.       “Lilly Grantback Know-How” means, as used in connection with any grant back license provided in Article 12, all [*****].

1.71.       “Lilly Grantback Patent Rights” means, as used in connection with any grant back license provided in Article 12, all Patents that [*****].

1.72.       “Lilly Know-How” means all [*****].

1.73.       “Lilly Patents” means all of the Patents [*****].

1.74.       “Major Pharmaceutical Company” means a company that, together with its Affiliates, on a worldwide basis, [*****].

1.75.       “Manufacture” and “Manufacturing” means with respect to any compound or product, all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of such compound or product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.76.       “Net Sales” means, with respect to a Licensed Product, [*****]:

1.76.1.       [*****]

1.76.2.       [*****]

1.76.3.       [*****]

1.76.4.       [*****]

1.76.5.       [*****]

1.76.6.       [*****]

1.76.7.       [*****]

1.77.       “Party Specific Regulations” shall mean all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement.

1.78.       “Patents” means: (i) all national, regional and international patents and patent applications, including provisional patent applications; (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents, innovation patents and design patents and certificates of invention; (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii) and (iii)); and (v) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.79.       “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a Governmental Authority.

1.80.       “Phase 1 Clinical Trial” means a human clinical trial of a pharmaceutical product candidate, in healthy volunteers or patients, that generally provides for the first introduction into humans of such product candidate, with the principal purpose of obtaining data regarding any or all of the safety, metabolism, pharmacokinetic properties and clinical pharmacology, and potentially early evidence on effectiveness, of such product candidate, as described or contemplated by 21 C.F.R. §312.21(a).

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.81.       “Phase 2 Clinical Trial” means a human clinical trial of a pharmaceutical product candidate in subjects with a particular disease or condition, with a principal purpose of evaluating the effectiveness, safety, and acceptable dose range for such product candidate for a particular use, as described or contemplated by 21 C.F.R. §312.21(b).

1.82.       “Phase 3 Clinical Trial” means a human clinical trial of a pharmaceutical product candidate in subjects with a particular disease or condition that is designed to establish that such product candidate is safe and efficacious for its intended use so as to support Regulatory Approval of such product candidate, as described or contemplated by 21 C.F.R. §312.21(c); provided that it is not intended that a human clinical trial must, by itself, support Regulatory Approval of a product candidate (including, for clarity, itself establish that such product candidate is safe and efficacious for its intended use) in order to be a Phase 3 Clinical Trial.

1.83.       “PMDA” means the Pharmaceuticals and Medical Devices Agency of Japan and any successor agency thereto.

1.84.       “Product Labeling” means, with respect to a Licensed Product in a country in the Territory, (i) the Regulatory Authority-approved full prescribing information for such Licensed Product for such country, including any required patient information and (ii) all labels and other written, printed or graphic matter upon a container, wrapper or any package insert utilized with or for such Licensed Product in such country.

1.85.       “Product Trademarks” means the Trademark(s) used or to be used by Lilly or its Sublicensees for the Commercialization of Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any of ACI’s Corporate Names, any other Trademarks Controlled by ACI or any of its Affiliates and anything confusingly similar to any of ACI’s Corporate Names or such Trademarks).

1.86.       “Quality Agreement” means the document developed, approved, and updated by the Parties that sets forth the quality expectations, responsibilities, rights (including, as applicable and agreed upon, audit requirements) and requirements relating to the Manufacture and supply of Licensed Product as executed hereunder, or relating to supply of Licensed Product for Clinical Trials or Commercialization.

1.87.       “Regulatory Approval” means, with respect to a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such country, including, where applicable, (i) pricing or reimbursement approval in such country, (ii) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (iii) labeling approval.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.88.       “Regulatory Authority” means any applicable Governmental Authority regulating or otherwise exercising authority with respect to the Exploitation of Licensed Compounds or Licensed Products in the Territory, including the FDA in the United States and the EMA in the European Union.

1.89.       “Regulatory Documentation” means: all (i) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all Adverse Event files and Complaint files; and (iii) clinical and other data contained or relied upon in any of the foregoing; in each case ((i), (ii) and (iii)) relating to a Licensed Compound or a Licensed Product.

1.90.       “Regulatory Exclusivity Period” means, with respect to each Licensed Product in any country in the Territory, a period of exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that confers exclusive marketing rights with respect to such Licensed Product in such country, such as new chemical entity exclusivity, new use or Indication exclusivity, new formulation exclusivity, orphan drug exclusivity, non-patent related pediatric exclusivity or any other applicable marketing or data exclusivity, including any such periods listed in the FDA’s Orange Book or any such periods under national implementations in the EU of Article 10 of Directive 2001/83/ED, Article 14(11) of Parliament and Council Regulation (EC) No. 726/2004, Parliament and Council Regulation (ED) No. 141/2000 on orphan medicines, Parliament and Council Regulation (ED) No. 1901/2006 on medicinal products for pediatric use and all international equivalents of any of the foregoing.

1.91.       “Royalty Term” means, with respect to each Licensed Product and each country in the Territory, [*****].

1.92.       “Safety-Regulatory Agreement” means a document that will outline the responsibilities for safety and regulatory management for the Licensed Product(s) including the exchange of safety information, labeling responsibilities, safety surveillance and signal detection and reporting to Regulatory Authorities in the Territory.

1.93.       “Second Category” means (a) those certain Indications set forth on Schedule 1.93, [*****].

1.94.       “Second Indication” means [*****].

1.95.       “Senior Officer” means, with respect to ACI, its Chief Executive Officer and with respect to Lilly, its Vice-President of Research, Neurodegeneration business unit.

1.96.       “Specified Limitation” means, [*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

1.97.       “Standards of Quality” means, with respect to each of ACI’s Corporate Names, the reasonable standards prescribed from time to time by ACI or any of its Affiliates, as set forth through reasonable advance written notice by ACI to Lilly, including, without limitation, standards relative to the quality, size, position, marking and appearance of such Corporate Name, and the manner, disposition and use of such Corporate Name and accompanying designations, on any document or other media.

1.98.       “Sublicensee” means (i) with respect to the license granted to Lilly under Section 2.1, (ii) with respect to the license granted to ACI under Section 2.2, or (iii) with respect to the licenses granted to either Party under Section 12.4.1, in each case ((i) through (iii)), any Person in its capacity as a sublicensee of such license and any further sublicensee of such license (regardless of the number of tiers, layers or levels of sublicenses of such rights).

1.99.       “Tau Aggregation Inhibitor” means [*****].

1.100.       “Territory” means the entire world.

1.101.       “Third Category” means all [*****].

1.102.       “Third Party” means any Person other than ACI, Lilly and their respective Affiliates.

1.103.        “Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or origin, whether or not registered and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.104.       “Unilateral Indication” means an Eligible Indication for which ACI exercises the Unilateral Clinical Development Option.

1.105.       “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.106.       “Valid Claim” means (i) a claim of any issued and unexpired Patent whose validity, enforceability or patentability has not been affected by (a) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer or (b) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, national or regional patent office, or other Governmental Authority that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal or (ii) a claim of a pending Patent application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application[*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Capitalized terms not defined above have the meaning set forth in the sections below.
“ACI”	Preamble
“ACI Program IP”	Section 8.1.3
“ACI Proposed Budget”	Section 3.2.2
“ACI Unilateral Clinical Development Proposal”	Section 3.2.2
“Additional Indication”	Section 7.6.4
“Additional Indication Clinical Funding Option”	Section 7.6.4
“Agreement”	Preamble
“Arbitration Notice”	Section 13.5.1
“Arbitrators”	Section 13.5.2
“Assigned Regulatory Approvals”	Section 3.3.1(iii)
“Assigned Regulatory Documentation”	Section 3.3.1(iii)
“Auditor”	Section 7.11.1
“Board of Directors”	Section 1.13.1
“Breaching Party”	Section 12.2.1
“Combination Product”	Section 1.76
“Competitive Change of Control”	Section 2.7.2
“Competitive Change of Control Cure”	Section 2.7.2
“Competitive Change of Control Cure Period”	Section 2.7.2
“Confidential Information”	Section 9.1

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Co-Promotion Agreement”	Section 4.7.3
“Co-Promotion Indication”	Section 4.7.1
“Co-Promotion Option”	Section 4.7.1
“Development Plan”	Section 3.1.2
“Diligence Products”	Section 3.1.3
“Dispute”	Section 13.5
“DOJ”	Section 1.55
“Elected Percentage”	Section 7.6.4
“Eligible Indication”	Section 3.2.1
“Eligible Product”	Section 3.2.1
“Exclusion Percentage”	Section 1.96
“Exclusive Co-Promotion Indication”	Section 4.7.1
“Execution Date”	Preamble
“Existing Patents”	Section 10.2.2
“FTC”	Section 1.55
“Government Official”	Section 10.4.2
“Indemnification Claim Notice”	Section 11.3.1
“Indemnified Party”	Section 11.3.1
“Infringement”	Section 8.3.1

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Joint Development Activities”	Section 3.1.2
“Joint Program IP”	Section 8.1.4
“Joint Steering Committee” or “JSC”	Section 5.1
“Lilly”	Preamble
“Lilly Pre-Clinical Activities”	Section 3.1.2(ii)
“Lilly Pre-Clinical Activity Period”	Section 3.1.20(ii)
“Lilly Program IP”	Section 8.1.3
“Lilly Rejection Notice”	Section 3.2.3
“Lilly Response Notice”	Section 3.2.3
“Losses”	Section 11.1
“Manufacturing Process”	Section 6.4
“Non-Breaching Party”	Section 12.2.1
“Notice Period”	Section 12.2.1
“Opt-In Fee”	Section 3.2.7(ii)
“Opt-In Premium”	Section 3.2.7(ii)
“Other Product(s)”	Section 1.76
“Party” and “Parties”	Preamble
“Patent Strategy Decision”	Section 5.2.6(ii)
“Patent Subcommittee”	Section 5.2.6(ii)

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Payment”	Section 7.8.1
“Prosecution”	Section 8.2.1
“Statement Cut-Off Date”	Section 3.2.7
“Tau Patents”	Section 8.1.2
“Tech Transfer Date”	Section 2.5.1
“Term”	Section 12.1
“Termination Notice”	Section 12.2.1
“Termination Royalty Product”	Section 12.4.1(v)
“Third Party Claims”	Section 11.1
“Third Party Infringement Claim”	Section 8.4
“Transferred Materials”	Section 2.5.1
“Unilateral Activities”	Section 3.2.4
“Unilateral Activity Cost Statement”	Section 3.2.7(i)
“Unilateral Clinical Development Option”	Section 3.2.1
“Unilateral Data Package”	Section 3.2.7(i)
“Unilateral Data Package Trigger”	Section 3.2.7(i)
“Unilateral Development Option Period”	Section 3.2.1
“Unilateral Development Triggering Event”	Section 3.2.1
“Unilateral Opt-In”	Section 3.2.7(ii)
“VAT”	Section 7.8.2

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 2
GRANT OF RIGHTS

2.1.       Grants to Lilly. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, ACI (on behalf of itself and its Affiliates) hereby grants to Lilly:

2.1.1.       an exclusive (including with regard to ACI and its Affiliates) and non-transferable (except in accordance with Section 13.3) license (or sublicense), with the right to grant sublicenses in accordance with Section 2.3.1, under the ACI Patents, the ACI Know-How, and ACI’s interests in the Joint Patents and the Joint Know-How, in each case to Exploit the Licensed Compound and Licensed Products in the Field in the Territory[*****]; and

2.1.2.       a non-exclusive license, with the right to grant sublicenses in accordance with Section 2.3.1, to use ACI’s Corporate Names to the extent required under Section 4.5.

2.2.       Grants to ACI. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, Lilly hereby grants to ACI:

2.2.1.       a non-exclusive, royalty-free, non-transferable (except in accordance with Section 13.3) license, with the right to grant sublicenses in accordance with Section 2.3.2, under the Lilly Patents, the Lilly Know-How, and Lilly’s interests in the Joint Patents and the Joint Know-How, to (i) Develop Licensed Products in the Territory in accordance with the ACI Pre-Clinical and Phase 1 Activities and any other obligations set forth in the Development Plan, (ii) conduct the Unilateral Activities and (iii) Manufacture (or have Manufactured) Licensed Products in the Territory in accordance with the ACI Pre-Clinical and Phase 1 Activities and any of its other obligations as set forth in the Development Plan and Article 6; and

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

2.2.2.       a non-exclusive “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) (or any Applicable Law recognized outside of the United States), to, and a right to copy, access, and otherwise use, all information and data (including all CMC information as well as data made, collected or otherwise generated in the conduct of any Clinical Trials or early access/named patient programs for the Licensed Products) included in or used in support of any Regulatory Approval, drug master file or other Regulatory Documentation (including Assigned Regulatory Documentation, Assigned Regulatory Approvals and orphan drug applications and designations) maintained on behalf of, or Controlled by, Lilly (or its Sublicensees) that relates to any Licensed Product, in each case to the extent necessary to perform ACI’s Development obligations under this Agreement, including in connection with any conduct of any Unilateral Activities (it being understood that (i) Lilly will provide a signed statement to this effect, if requested in writing by ACI, in accordance with 21 C.F.R. § 314.50(g)(3) (or any Applicable Law outside of the United States) and (ii) upon the reasonable written request of ACI, Lilly will, and will cause its Sublicensees to, obtain and provide to ACI certificates or other formal or official attestations concerning the regulatory status of the Licensed Products (e.g., Certificates of Free Sale, Certificates for Export, Certificates to Foreign Governments) to the extent that such attestations are reasonably necessary to exercise its rights under this Section 2.2.2.

2.3.       Sublicenses.

2.3.1.       Lilly shall have the right to grant sublicenses, through multiple tiers, under the licenses granted in Section 2.1, to its Affiliates and any Third Party. With respect to each such sublicense, [*****]. Notwithstanding the foregoing, Lilly shall not grant any sublicense to any Third Party of all or substantially all of Lilly’s rights under this Agreement without ACI’s prior written consent. For the avoidance of doubt, Lilly shall remain directly responsible for all of its respective obligations under this Agreement, notwithstanding the grant of any sublicense hereunder and no such sublicense shall alter, reduce or otherwise modify Lilly’s obligations hereunder.

2.3.2.       Subject to the requirements of this Section 2.3.2, ACI shall have the right to grant sublicenses (or further rights of reference), through multiple tiers, under the licenses and rights of reference granted in Section 2.2, to its Affiliates and, with Lilly’s prior written consent, to Third Parties, which consent shall not be unreasonably withheld, conditioned or delayed. With respect to each such sublicense, [*****]. For the avoidance of doubt, ACI shall remain directly responsible for all of its respective obligations under this Agreement, notwithstanding the grant of any sublicense hereunder and no such sublicense shall alter, reduce or otherwise modify ACI’s obligations hereunder.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

2.4.       Retention of Rights.

2.4.1.       ACI retains the right under the ACI Patents, the ACI Know-How, and ACI’s interests in the Joint Patents and the Joint Know-How, [*****]. Except as expressly provided herein, ACI grants no other right or license, including any rights or licenses to the ACI Patents, the ACI Know-How, ACI’s interests in the Joint Patents and Joint Know-How, the ACI Corporate Names or any other Patent or intellectual property rights not otherwise expressly granted herein.

2.4.2.       Except as expressly provided herein, Lilly grants no other right or license, including any rights or licenses to the Lilly Patents (including the Lilly Grantback Patent Rights), the Lilly Know-How (including the Lilly Grantback Know-How), Lilly’s interests in the Joint Patents and Joint Know-How, the Assigned Regulatory Approvals, Assigned Regulatory Documentation or any other Patent or intellectual property rights not otherwise expressly granted herein.

2.5.       Disclosure of Know-How and Regulatory Documentation.

2.5.1.       As soon as reasonably practicable after each of [*****], ACI shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to Lilly, in such form as Lilly may reasonably request (including by providing copies thereof) Regulatory Documentation, ACI Know-How, Joint Know-How and any other Information claimed or covered by any ACI Patent or Joint Patent or otherwise relating, directly or indirectly, to the Licensed Compound, any Licensed Product, or the Exploitation thereof (collectively, the “Transferred Materials”) that is in existence as of the applicable Tech Transfer Date, in the possession of ACI or its Affiliates.

2.5.2.       If requested by Lilly in writing, ACI, at its cost and expense, will provide Lilly with reasonable assistance, in a timely manner, in understanding and using any Transferred Materials. Without limitation of the foregoing, ACI shall make available to Lilly, including at Lilly’s facilities, those of ACI’s representatives as Lilly may reasonably request for purposes of effecting the disclosure and transfer of the Transferred Materials or for purposes of acquiring expertise on the practical application of the Information associated therewith.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

2.5.3.       Without limitation of the foregoing, ACI shall promptly disclose to Lilly any Improvements with respect to Licensed Compounds and Licensed Products made or otherwise Controlled by ACI or its Affiliates during the Term and provide Lilly with all relevant Information and materials with respect to such Improvements. Lilly shall have the right, at any time, to reject any such Improvement on written notice to ACI, in which event, such Improvement shall be automatically excluded from the rights and licenses granted to Lilly under this Agreement.

2.6.       Confirmatory Patent License; License Registration. From and after the Effective Date, ACI shall if requested to do so by Lilly, at Lilly’s cost and expense, (i) immediately enter into confirmatory license agreements in such form as may be reasonably requested in writing by Lilly for purposes of recording or registering the licenses granted under this Agreement with such patent offices or other patent registries in the Territory as Lilly considers appropriate and (ii) grant to Lilly all necessary or useful authorizations and shall execute and sign all necessary or useful documents for the perfection of such recordings and registrations upon Lilly’s first request. Lilly is entitled to request the registration and to register the license granted under this Agreement at its own expense in the Patent registers of any and all jurisdictions in the Territory; provided that, notwithstanding anything herein to the contrary, no such confirmatory license agreements shall be publicly filed, disclosed, registered or recorded without the prior written consent of ACI, such consent not to be unreasonably withheld, conditioned or delayed. Until the execution of any such confirmatory licenses, so far as may be legally possible, ACI and Lilly shall have the same rights in respect of the ACI Patents and be under the same obligations to each other in all respects as if the said confirmatory licenses had been executed.

2.7.       Exclusivity; Change of Control of ACI.

2.7.1.       Exclusivity.

(i)       In any country in the Territory, [*****].

(ii)      The foregoing restrictions in Section 2.7.1 shall not apply to [*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(iii)     Each Party acknowledges and agrees that (a) Section 2.7.1 has been negotiated by the Parties, (b) the geographical and time limitations on activities set forth in this Section 2.7.1 are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the business of the Licensed Compounds and the Licensed Products and (c) the other Party would not have entered into this Agreement without the protection afforded it by this Section 2.7.1. If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in this Section 2.7.1 are too broad or otherwise unreasonable under Applicable Law, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise this Section 2.7.1 to include the maximum restrictions allowable under Applicable Law.

2.7.2.       Change of Control of ACI. [*****].

ARTICLE 3
DEVELOPMENT AND REGULATORY ACTIVITIES

3.1.       Development.

3.1.1.       In General. Except as provided in Section 3.1.2 and Section 3.2, as between the Parties, from and after the Effective Date, Lilly shall have the sole right and responsibility, at its sole cost and expense, for all aspects of the Development of each Licensed Compound and Licensed Product. Without limiting the generality of the foregoing, from and after the Effective Date, except as provided in Section 3.2, Lilly shall have the sole right and responsibility, at its sole cost and expense, to (i) file all Drug Approval Applications and make all other filings with the Regulatory Authorities, and to otherwise seek all Regulatory Approvals for Licensed Products, in the Territory, as well as to conduct all correspondence and communications with Regulatory Authorities regarding such matters and (ii) report all Adverse Events to Regulatory Authorities if and to the extent required by Applicable Law.

3.1.2.       Joint Development.

(i)       Attached hereto as Schedule 3.1.2(i) is the initial plan for the Development of the Licensed Product (the “Development Plan”) in the First Indication and Second Indication, which plan shall assign responsibility for Development activities between the Parties (such activities, “Joint Development Activities”).

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(ii)       As between the Parties, Lilly shall have the sole right for performing the Lilly Pre-Clinical Activities. “Lilly Pre-Clinical Activities” means the activities set forth on Schedule 3.1.2(ii). Lilly may, in its sole discretion, conduct the Lilly Pre-Clinical Activities during the period beginning on the Effective Date and ending [*****] thereafter; [*****]. ACI shall provide reasonable assistance to Lilly in conducting the Lilly Pre-Clinical Activities, including by providing, upon Lilly’s request, such commercially reasonable quantities of the Licensed Compound as Lilly may require (but in no case more than [*****] Licensed Compound).

(iii)     As between the Parties, ACI shall have the sole right and responsibility, in accordance with the terms of this Section 3.1.2(iii), for performing the ACI Pre-Clinical and Phase 1 Activities; [*****]. ACI shall perform the ACI Pre-Clinical and Phase 1 Activities in accordance with the Development Plan and such protocol as applicable and, in the case of any Phase 1 Clinical Trial that is part of the ACI Pre-Clinical and Phase 1 Activities, conduct such Phase 1 Clinical Trial at clinical trial sites approved by Lilly, which approval will not be unreasonably withheld, conditioned or delayed; provided, that Lilly may perform a GCP compliance audit/assessment of the Clinical Trial site prior to approval. [*****]. In the event that ACI identifies any Backups, ACI shall notify Lilly in writing of such identification within thirty (30) days thereof.

(iv)     The JSC shall review the Development Plan at least annually for the purpose of considering appropriate amendments thereto. In addition, either Party, through its representatives on the JSC, may propose amendments to the Development Plan for Joint Development Activities at any time. All internal personnel and resources shall be expressed in terms of FTEs and the budgeted cost shall be calculated using the relevant FTE Rates. Notwithstanding any other provision of this Section 3.1.2 or any provisions of Article 5 the Development Plan shall not be amended to extend ACI’s conduct of any pre-clinical studies and activities beyond the date that is [*****] (or such later date as the Parties may agree) or expand ACI’s obligations in any manner that would require ACI to incur any additional costs and expenses without the prior written agreement of the Parties.

(v)      Under the direction and supervision of the JSC, each Party shall perform the responsibilities assigned to it under the applicable Development Plan and shall use Commercially Reasonable Efforts to do so in accordance with the timelines set forth in the Development Plan. Each Party shall perform or cause to be performed, any and all of its Joint Development Activities in accordance with the Development Plan (including with respect to ACI, the budget set forth therein) and in good scientific manner and in compliance with all GxPs and Applicable Law by allocating sufficient time, effort, equipment, and skilled personnel to complete such Joint Development Activities.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

3.1.3.       Diligence. From and after the Effective Date, ACI shall use Commercially Reasonable Efforts to conduct the ACI Pre-Clinical and Phase 1 Activities (subject to Lilly’s right to assume responsibility for the ACI Pre-Clinical and Phase 1 Activities in accordance with Section 3.1.2(iii)). From and after the Effective Date, Lilly shall use Commercially Reasonable Efforts to Develop (i) a Licensed Product in the First Indication and Second Indication in the Field in the Territory, (ii) such Licensed Products as are approved by the JSC for Development, and (iii) all Licensed Products for which the JSC requests ACI to, and ACI agrees in writing to, conduct Development activities (such Licensed Products in clauses (i), (ii) and (iii), collectively, the “Diligence Products”).

3.1.4.       Subcontracting. Subject to Section 2.3, (i) ACI shall have the right to subcontract its Joint Development Activities to a Third Party and (ii) Lilly shall have the right, in its discretion, to subcontract any Development activities to a Third Party. For the avoidance of doubt, each Party shall remain directly responsible for all of its respective obligations under this Agreement, notwithstanding any subcontracting arrangement hereunder.

3.1.5.       Development Records.

(i)       Each Party shall maintain, in good scientific manner, complete and accurate books and records (paper or electronic) pertaining to Development of Licensed Products hereunder, in sufficient detail to verify compliance with its obligations under this Agreement and which shall be appropriate for Patent and regulatory purposes, in compliance with Applicable Law and properly reflect all work done and results achieved in the performance of its Development activities hereunder, which books and records shall record only such activities and shall not include or be commingled with records of activities outside the scope of this Agreement. Such books and records shall be retained by ACI or Lilly, as the case may be, for at least [*****] after the expiration or termination of this Agreement or for such longer period as may be required by Applicable Law.

(ii)       Subject to the terms and conditions herein, not more than [*****], each Party shall have the right, either itself or through an independent auditor reasonably acceptable to the other Party (and who has executed a confidentiality agreement reasonably acceptable to such Party), during normal business hours and upon reasonable notice, to inspect and copy all records of the other Party maintained pursuant to this Section 3.1.5 solely to the extent necessary to confirm such Party’s compliance with the terms and conditions herein; provided that the inspecting Party shall maintain such records and the information disclosed therein in confidence in accordance with Article 9. Any inspection shall be limited to the relevant records from any Calendar Year ending not more than [*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

3.1.6.       Development Reporting. At each meeting of the JSC, Lilly shall provide the JSC a reasonably detailed update regarding all material Development activities conducted by or on behalf of Lilly or any of its Affiliates or Sublicensees with respect to the Licensed Products. At each meeting of the JSC, ACI shall provide the JSC a reasonably detailed update regarding all material Development activities conducted by or on behalf of ACI or any of its Affiliates with respect to the Licensed Product for ACI Pre-Clinical and Phase 1 Activities and Unilateral Activities. Additionally, ACI shall provide directly to Lilly, on the date that is ninety (90) days after Effective Date and at such other times as Lilly may reasonably request during Lilly Pre-Clinical Activities Period, a reasonably detailed report regarding all material Development activities conducted by or on behalf of ACI or any of its Affiliates with respect to the Licensed Product for ACI Pre-Clinical and Phase 1 Activities.

3.2.       Unilateral Clinical Development Option.

3.2.1.       Lilly shall notify ACI in writing of the occurrence of the Unilateral Development Triggering Event. At any time during the Unilateral Development Option Period, ACI shall have the option to elect to independently pursue clinical Development of the Licensed Product that was the subject of such Unilateral Development Triggering Event (“Eligible Product”) for one Eligible Indication, subject to the remainder of the terms of this Section 3.2 and any other applicable terms of this Agreement (such option, the “Unilateral Clinical Development Option”). “Eligible Indication” means [*****]. The “Unilateral Development Triggering Event” means [*****]. “Unilateral Development Option Period” means [*****].

3.2.2.       In the event that ACI desires to exercise the Unilateral Clinical Development Option, then, at least sixty (60) days prior to the date on which ACI desires to exercise such option, ACI shall provide to Lilly written notice thereof, together with [*****].

3.2.3.       Lilly shall notify ACI in writing (“Lilly Response Notice”) within ninety (90) days after receipt of such ACI Unilateral Clinical Development Proposal whether Lilly (i) accepts the exercise of the Unilateral Clinical Development Option, in which case such Unilateral Clinical Development Option shall be deemed to have been exercised as of the date of such Lilly Response Notice, or (ii) rejects the exercise of the Unilateral Clinical Development Option because: [*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

3.2.4.       For the avoidance of doubt, if the exercise of the Unilateral Clinical Development Option is finally rejected in accordance with Section 3.2.3, then ACI may make future proposals to Lilly in accordance with Section 3.2. Once the Unilateral Clinical Development Option has been exercised in accordance with Section 3.2.3, the Development activities with respect to the Eligible Indication and the applicable Licensed Product prior to the exercise of the Unilateral Opt-In pursuant to Section 3.2.7(i) or Section 3.2.8 shall constitute “Unilateral Activities”.

3.2.5.       Provisions relating to Unilateral Activities.

(i)       Subject to Section 3.2.4, in the event that Lilly has a good faith belief that any Unilateral Activities would reasonably be expected to have a material adverse effect on a Licensed Product for the First Indication or for any other Indication that is being Developed or Commercialized by Lilly, Lilly may so notify ACI of such good faith belief along with a reasonably adequate basis for such good faith belief and, upon receiving such notice, ACI shall not and shall cause its Affiliates not to conduct the Unilateral Activities.

(ii)       ACI may conduct any Unilateral Activities (a) using only such forms and formulations of the applicable Licensed Product as are then being Manufactured and (b) using only such dose ranges as may be approved in writing by Lilly, which approval shall not be unreasonably withheld, conditioned or delayed.

(iii)       [*****].

(iv)       For the avoidance of doubt, in the event that ACI exercises its Unilateral Clinical Development Option and Lilly does not reject such exercise in accordance with the terms and conditions herein, ACI shall have the sole and exclusive right and responsibility, at its sole cost and expense, (a) for the Development of the applicable Licensed Product in the applicable Unilateral Indication and (b) to prepare, obtain and maintain Drug Approval Applications, other Regulatory Approvals and other submissions and to conduct communications with the Regulatory Authorities for such Licensed Product in such Unilateral Indication, in each case of clauses (a) and (b) until Lilly exercises, or is deemed to have exercised, its Unilateral Opt-In right.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

3.2.6.       Costs of Unilateral Activities; External Development Costs. Unless and until there is a Unilateral Opt-In by Lilly, ACI shall bear the sole cost and expense of such Unilateral Activities, and Lilly shall have no financial obligation to fund any efforts in respect of such Unilateral Activities. During any Calendar Quarter in which ACI conducts Unilateral Activities, ACI shall report to Lilly, within forty-five (45) days after the end of such Calendar Quarter the costs and expenses incurred by ACI during such Calendar Quarter in connection with such Unilateral Activities. Each such report shall [*****]. The Parties shall seek to resolve any questions related to such accounting statements within fifteen (15) days following receipt by Lilly of ACI’s report hereunder.

3.2.7.       Lilly Opt-In to Unilateral Development.

(i)       To the extent that ACI completes a Clinical Trial as part of the Unilateral Activities, within ninety (90) days of the Unilateral Data Package Trigger with respect to such Clinical Trial, ACI shall provide to Lilly the Unilateral Data Package and the “Unilateral Activity Cost Statement”, which means [*****]. The “Unilateral Data Package” shall consist of [*****]. “Unilateral Data Package Trigger” means, [*****].

(ii)       Following receipt of the Unilateral Activity Cost Statement and Unilateral Data Package described in clause (i) above, if Lilly desires to exercise its right to opt-in (“Unilateral Opt-In”) to the joint Development of the Unilateral Indication, then Lilly shall notify ACI in writing within sixty (60) days of receipt of the Unilateral Data Package and shall pay to ACI an amount equal to the Opt-In Fee. The “Opt-In Fee” means [*****].

3.2.8.       No Opt-In During Opt-In Period. If Lilly does not exercise its Unilateral Opt-In right and Regulatory Approval for the applicable Licensed Product for the Unilateral Indication is obtained in the United States or within the European Union, then, unless Lilly has opted to not exercise its Unilateral Opt-In pursuant to Section 3.2.5(iii), Lilly shall be deemed to have exercised its Unilateral Opt-In right as of the date of such occurrence and Lilly shall make a payment to ACI equal to [*****].

3.2.9.       Diligence Following Unilateral Opt-In. Notwithstanding anything to the contrary herein, and without limiting Lilly’s diligence obligations in Sections 3.1.3, 3.3.1 and 4.2, in the event Lilly exercises its Unilateral Opt-In right with respect to an applicable Licensed Product for the Unilateral Indication pursuant to Section 3.2.7 or 3.2.8, Lilly shall use Commercially Reasonable Efforts to (i) Develop such Licensed Product in such Unilateral Indication, (ii) obtain Regulatory Approval for such Licensed Product in such Unilateral Indication and (iii) Commercialize such Licensed Product in such Unilateral Indication.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

3.3.       Regulatory Activities.

3.3.1.       Regulatory Approvals.

(i)       Following the successful completion by the Parties of the Joint Development Activities with respect to any Diligence Product in any Indication in accordance with the applicable Development Plan, Lilly shall use Commercially Reasonable Efforts to obtain Regulatory Approval for such Diligence Product in such Indication in the Territory.

(ii)       As between the Parties, subject to Section 3.2.5(iv), Lilly shall have the sole right to prepare, obtain and maintain Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions and to conduct communications with the Regulatory Authorities, for Licensed Products in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities with respect to Joint Development Activities). ACI shall support Lilly, as may be reasonably necessary, in obtaining Regulatory Approvals for the Licensed Products and in the activities in support thereof, including providing any documents or other materials in the possession or control or ACI or any of its Affiliates as may be reasonably necessary or useful for Lilly or any of its Sublicensees to obtain Regulatory Approvals for the Licensed Products.

(iii)       Except to the extent prohibited by Applicable Law, all Regulatory Documentation (including all Regulatory Approvals) relating to the Licensed Products with respect to the Territory developed or granted after the Effective Date shall be owned by and shall be the sole property and held in the name of, Lilly or its designated Affiliate, Sublicensee or designee and ACI hereby assigns to Lilly all of its right, title, and interest in and to all such Regulatory Documentation (including such Regulatory Approvals) and all Existing Regulatory Documentation (including any existing Regulatory Approvals) (collectively, the “Assigned Regulatory Documentation” and “Assigned Regulatory Approvals”), [*****]. ACI shall duly execute and deliver or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary to confirm unto Lilly its rights under, this Section 3.3.1(iii).

3.3.2.       Regulatory Reporting. At each meeting of the JSC, Lilly shall provide the JSC a reasonably detailed update regarding material regulatory activities conducted by or on behalf of Lilly or any of its Affiliates or Sublicensees with respect to the Licensed Products. At each meeting of the JSC, ACI shall provide the JSC a reasonably detailed update regarding material regulatory activities conducted by or on behalf of ACI or any of its Affiliates with respect to the Licensed Product for ACI Pre-Clinical and Phase 1 Activities and Unilateral Activities.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

3.3.3.       Recalls, Suspensions or Withdrawals. Lilly shall make reasonable efforts to notify ACI in writing promptly following its determination that any event, incident or circumstance has occurred that may result in the need for a recall, market suspension or market withdrawal of a Licensed Product in the Territory and shall include in such notice the reasoning behind such determination and any supporting facts. As between the Parties, Lilly shall have the right to make the final determination whether to voluntarily implement any such recall, market suspension or market withdrawal in the Territory. If a recall, market suspension or market withdrawal is mandated by a Regulatory Authority in the Territory, as between the Parties, Lilly shall initiate such a recall, market suspension or market withdrawal in compliance with Applicable Law. For all recalls, market suspensions or market withdrawals undertaken pursuant to this Section 3.3.3, as between the Parties, Lilly shall be solely responsible for the execution and ACI shall reasonably cooperate in all such efforts. Subject to Article 11, Lilly shall be solely responsible for all costs of any such recall, market suspension or market withdrawal, except in the event and to the extent that a recall, market suspension or market withdrawal resulted from ACI’s or its Affiliate’s breach of its obligations hereunder or from ACI’s or its Affiliate’s fraud, negligence or willful misconduct, in which case, ACI shall bear the expense of such recall, market suspension or market withdrawal.

3.3.4.       Global Safety Database. At the time Lilly submits a Drug Approval Application, Lilly shall establish, hold and maintain (at Lilly’s cost and expense) the global safety database for Licensed Products. ACI shall provide Lilly with all information necessary or desirable for Lilly to comply with its pharmacovigilance responsibilities under Applicable Law in the Territory, including, as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32 or 314.80 or to foreign Regulatory Authorities under corresponding Applicable Law outside the United States), from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical studies and commercial experiences with a Licensed Product, in each case in the form reasonably requested by Lilly. As needed, the Parties shall negotiate in good faith and enter into a Safety-Regulatory Agreement to outline safety and regulatory responsibilities. The Safety-Regulatory Agreement shall be in place prior to the start of parallel Joint Development Activities under this Agreement by both Parties.

ARTICLE 4
COMMERCIALIZATION

4.1.       In General. As between the Parties, Lilly shall have the sole right to Commercialize Licensed Products in the Territory at Lilly’s sole cost and expense, subject to ACI’s Co-Promotion Option pursuant to Section 4.7.

4.2.       Diligence. With respect to each Diligence Product that obtains Regulatory Approval in any country within the Territory, Lilly shall use Commercially Reasonable Efforts to Commercialize such Diligence Product in the Field in the Territory.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

4.3.       Booking of Sales; Distribution. As between the Parties, Lilly shall have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehouse and distribute the Licensed Products in the Territory and perform or cause to be performed all related services.

4.4.       Compliance with Applicable Law. Lilly shall and shall cause its Sublicensees to, comply with all Applicable Law with respect to the Commercialization of Licensed Products hereunder.

4.5.       Markings. Solely to the extent required by Applicable Law, the promotional materials, packaging, and Product Labeling for the Licensed Products (and any other promotional materials or packaging where such Product Labeling appears) used by Lilly in the Territory shall contain a statement that the Licensed Products are distributed under license from ACI and as part of such statement, Lilly shall have the right to use the Corporate Name of ACI.

4.6.       Subcontracting. Subject to Section 2.3, Lilly shall have the right to subcontract any of its Commercialization activities to a Third Party (including by appointing one or more contract sales forces, co-promotion partners or distributors). For the avoidance of doubt, Lilly shall remain directly responsible for all of its respective obligations under this Agreement, notwithstanding any subcontracting arrangement hereunder.

4.7.       Co-Promotion Option.

4.7.1.       Option. ACI shall have the [*****] right to elect to Co-Promote the Licensed Product [*****].

4.7.2.       [*****].

4.7.3.       [*****].

ARTICLE 5
COLLABORATION MANAGEMENT

5.1.       Joint Steering Committee. Within thirty (30) days after the Effective Date, the Parties shall establish a joint executive committee (the “Joint Steering Committee” or “JSC”), which shall consist of three (3) representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JSC. From time to time, each Party may substitute one or more of its representatives to the JSC on written notice to the other Party. The JSC shall:

5.1.1.       [*****].

5.1.2.       [*****].

5.1.3.       [*****].

5.1.4.       [*****].

5.1.5.       [*****].

5.1.6.       [*****].

5.1.7.       [*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

5.2.       General Provisions Applicable to the JSC.

5.2.1.       Meetings and Minutes. The JSC shall meet on a Calendar Quarter basis or as otherwise agreed to by the Parties in writing. The JSC may meet in person or by telephone, video conference or similar means in which each participant can hear what is said by and be heard by, the other participants; provided that at least two (2) meetings of the JSC per Calendar Year shall be in person. In-person meetings of the JSC will be held at locations in the United States and Switzerland alternately selected by Lilly and ACI (with Lilly selecting the location of the first JSC meeting). The chairperson for each JSC meeting shall be alternately selected by Lilly and ACI from their respective representatives on the JSC (with Lilly selecting the chairperson for the first JSC meeting). The chairperson of the JSC shall be responsible for calling meetings on no less than thirty (30) Business Days’ notice unless exigent circumstances require shorter notice. Each Party shall make all proposals for agenda items at least fifteen (15) Business Days in advance of the applicable meeting and shall provide all appropriate information with respect to such proposed items at least fifteen (15) Business Days in advance of the applicable meeting; provided that under exigent circumstances requiring input by the JSC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting. The chairperson of the JSC shall prepare and circulate for review and approval of the Parties minutes of each meeting within thirty (30) days after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JSC.

5.2.2.       Procedural Rules. The JSC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JSC shall exist whenever there is present at a meeting at least one (1) representative appointed by each Party. Representation by proxy shall be allowed. Subject to Section 5.2.3, the JSC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance or by a written resolution signed by at least one (1) representative appointed by each Party. Employees or consultants of a Party who are not representatives of the Parties on the JSC may attend meetings of the JSC; provided, however, that such attendees (i) shall not vote or otherwise participate in the decision-making process of the JSC and (ii) are bound by obligations of confidentiality and non-disclosure at least as protective of the other Party as those set forth in Article 9.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

5.2.3.       Decision-Making. Except for matters outside the jurisdiction and authority of the JSC (including as set forth in Section 5.2.4), if the JSC cannot, or does not, reach consensus on an issue, then either Party shall have the right to refer such Dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of ten (10) Business Days. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If such Senior Officers are unable to resolve any such Dispute within such ten (10)-Business Day period despite good faith negotiations, Lilly shall have the right to finally and definitively resolve such Dispute in good faith, in a manner consistent with this Agreement; provided, that Lilly shall not, pursuant to its final decision-making authority, unilaterally impose additional Development obligations upon ACI beyond the completion of the ACI Pre-Clinical and Phase 1 Activities or any other obligations upon ACI that would require ACI to incur any additional costs and expenses that are not otherwise specified herein or in the Development Plan.

5.2.4.       Limitations on Authority. Without limitation to the foregoing, the Parties hereby agree that matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement, are outside the jurisdiction and authority of the JSC, including [*****].

5.2.5.       Alliance Managers. Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of the JSC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date, which person(s) may be replaced at any time by notice in writing to the other Party. The Alliance Managers shall work together to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement. The Alliance Managers shall not have final decision-making authority with respect to any matter under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

5.2.6.       Subcommittees.

(i)       Right to Establish Subcommittees. The JSC may, from time to time, establish one or more subcommittees to (i) resolve particular matters appropriately within the authority of the JSC and delegated by the JSC to such subcommittee, and (ii) inform and support decisions of the JSC. Except with respect to the Patent Subcommittee (the procedures for which are set forth in Section 5.2.6(ii)), each subcommittee shall resolve any matters delegated to it by the JSC through consensus, and if the subcommittee is unable to reach consensus shall refer such matter back to the JSC for resolution (and if any such matter is not resolved by the JSC, such matter may be further escalated pursuant to Section 5.2.3). In the case of the Patent Subcommittee, if either Party refers a matter to the JSC for resolution (and if any such matter is not resolved by the JSC, such matter may be further escalated pursuant to Section  5.2.3). The provisions of Sections 5.2.1 and 5.2.2 shall apply to each subcommittee to the same extent applicable to the JSC.

(ii)      Patent Subcommittee. Within thirty (30) days following the Effective Date, the JSC shall establish a subcommittee (the “Patent Subcommittee”) to serve as a forum for discussion, review, and approval of all intellectual property matters related to the Licensed Compounds and the Licensed Products (including the Parties’ publications regarding Licensed Compounds or Licensed Products, which shall be in accordance with Section 9.7), the Prosecution, maintenance and defense of the ACI Patents and Joint Patents and recommending strategies with respect to any of the foregoing. On an annual basis, no later than thirty (30) days following the beginning of each Calendar Year, the Patent Subcommittee shall meet to discuss and establish (or amend) [*****]. The Patent Subcommittee shall consist of an equal number of representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the Patent Subcommittee. From time to time, each Party may substitute one or more of its representatives to the Patent Subcommittee upon written notice to the other Party. The Patent Subcommittee shall meet either in person or via phone conference at least once per Calendar Quarter or as frequently as the Parties may mutually agree. The Patent Subcommittee shall attempt to reach consensus regarding all decisions that come before the Patent Subcommittee; [*****].

5.2.7.       Submitted Materials. Subject to Article 9, each Party acknowledges and agrees that the other Party may retain a copy of all materials, reports, Regulatory Documentation or other Information submitted to the JSC or any subcommittee thereunder by such Party.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ARTICLE 6
SUPPLY

6.1.       Supply of Licensed Products.

6.1.1.       Subject to Section 3.1.2(ii) and the last sentence of this Section 6.1.1, Lilly shall have the sole right and responsibility, at its own cost and expense, for the Manufacture and supply of pre-clinical, clinical, and commercial quantities of the Licensed Compounds, Licensed Products and placebo for use by ACI and Lilly in Development and Commercialization. ACI shall supply to Lilly such commercially reasonable quantities of non-cGMP grade Licensed Compounds (other than Lilly Compounds) to the extent necessary to conduct the pre-clinical Development of the Licensed Compounds and Licensed Product(s) in accordance with the Development Plan (it being understood that (i) ACI is not required to supply Lilly any precursors or intermediates of Licensed Compounds and (ii) such supply obligation shall terminate upon the completion of the ACI Pre-Clinical and Phase 1 Activities). Without limiting the foregoing sentence, (a) upon completion by ACI of all of its activities that constitute ACI Pre-Clinical and Phase 1 Activities with respect to the Licensed Compounds, ACI shall deliver to Lilly, upon Lilly’s request, all of the non-cGMP grade Licensed Compounds (other than Lilly Compounds) then in ACI’s possession, and (b) upon completion by ACI of all of its activities that constitute ACI Pre-Clinical and Phase 1 Activities with respect to any Backups, ACI shall deliver to Lilly, upon Lilly’s request, all of the non-GMP grade Backups then in ACI’s possession; provided, that, with respect to each of the foregoing clauses (a) and (b), (x) ACI shall not be required to manufacture new Licensed Compounds or Backups, as applicable, to satisfy the foregoing obligation and (y) ACI’s obligations shall be at Lilly’s direct out-of-pocket cost and ACI shall not be required to pay for any indirect costs incurred by Lilly.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

6.1.2.       Promptly following the Effective Date, the Parties shall negotiate in good faith to establish a commercially reasonable clinical supply agreement and Quality Agreement pursuant to which Lilly would supply ACI with quantities of Licensed Product and placebo for ACI to perform the ACI Pre-Clinical and Phase 1 Activities, provided that Lilly shall supply ACI Licensed Product and placebo at Lilly’s direct out-of-pocket costs and ACI shall not be required to pay for any indirect costs incurred by Lilly, including FTE-related and infrastructure costs. Further, in the event that ACI elects (and Lilly has not finally rejected) to exercise the Unilateral Clinical Development Option, promptly following such election (but in any event within ninety (90) days of such election), the Parties shall enter into a commercially reasonable clinical supply agreement and Quality Agreement pursuant to which Lilly would supply ACI with quantities of Licensed Product and placebo for use by ACI in conducting the applicable Unilateral Activities. Any clinical supply agreement with respect to the Unilateral Clinical Development Option pursuant to the foregoing sentence shall include terms providing for a mutually agreed upon supply price for the supply of Licensed Product and placebo. Any Quality Agreement pursuant to this Section 6.1.2 shall set forth the responsibilities and procedures associated with Licensed Compounds or Licensed Products regarding Complaint handling, quality-specific audit rights with respect to compliance with cGMP, and other quality-related matters; provided that, for clarity, to the extent there is any conflict between the terms and conditions of any Quality Agreement and this Agreement with respect to the matters covered by such Quality Agreement, the Quality Agreement shall control.

6.2.       Visits to Facilities. Prior to ACI’s completion of the transition of Manufacturing activities from ACI to Lilly, Lilly may conduct a Compliance Audit of ACI or its subcontractors to ensure compliance with applicable GxPs during normal business hours no more than [*****] and upon reasonable advance written notice by Lilly and the mutual written agreement of the Parties as to the specific date and time for such audit.

6.3.       Notice of Inspections. Each Party shall provide notice to the other Party within one (1) Business Day of any requested or commenced governmental or regulatory review, audit or inspection of any of its facilities or processes that relate to this Agreement, including any ACI Know-How, ACI Patents, Licensed Compounds or Licensed Products. The Party that is the subject of any such review, audit or inspection shall provide the other Party with the results thereof and provide the other Party with an opportunity to provide assistance to the Party that is the subject of any such review, audit or inspection in responding thereto.

6.4.       Manufacturing Technology Transfer. Without limiting the generality of the obligations in Section 2.5, ACI shall, promptly following the Effective Date (but in no event later than forty-five (45) days thereafter), transfer to Lilly or its designee (which designee may be an Affiliate, Sublicensee or a Third Party manufacturer) the ACI Know-How relating to the Manufacture of the Licensed Compound, including, for clarity, the then-current process for the Manufacture of the Licensed Compound (the “Manufacturing Process”) and provide such support as may be necessary or reasonably useful to Lilly or its designee to facilitate the practice of Manufacturing Process.

ARTICLE 7
PAYMENTS AND RECORDS

7.1.       Upfront Payment. In partial consideration of the rights granted by ACI to Lilly hereunder and subject to the terms and conditions of this Agreement, no later than thirty (30) days following the Effective Date, Lilly shall pay ACI a nonrefundable, noncreditable upfront amount equal to eighty million Swiss Francs (CHF 80,000,000).

7.2.       Milestones.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

7.2.1.       Development and Regulatory Milestones. In partial consideration of the rights granted by ACI to Lilly hereunder, and subject to the terms and conditions of this Agreement, Lilly shall pay to ACI a nonrefundable, noncreditable milestone payment after the achievement of each of the following milestones, calculated as follows:

(i)      within ten (10) Business Days after the end of the Lilly Pre-Clinical Activities Period, sixty million Swiss Francs (CHF 60,000,000)[*****]

(ii)      within sixty (60) days after [*****] of any Licensed Product in the United States or European Union, [*****];

(iii)     within sixty (60) days after Regulatory Approval by the FDA for any Licensed Product in the First Indication in the United States, [*****]; provided that if such Regulatory Approval by the FDA for such Licensed Product contains a Specified Limitation with respect to the First Indication and [*****] the milestone payment in this clause (iii) shall equal [*****];

(iv)    within sixty (60) days after Regulatory Approval by the EMA for any Licensed Product in the First Indication in the European Union, [*****]; provided that if such Regulatory Approval by the EMA for such Licensed Product contains a Specified Limitation with respect to the First Indication and [*****], the milestone payment in this clause (iv) shall equal [*****];

(v)      within sixty (60) days after Regulatory Approval by the PMDA for any Licensed Product in the First Indication in Japan, [*****]; provided that if such Regulatory Approval by the PMDA for such Licensed Product contains a Specified Limitation with respect to the First Indication [*****], the milestone payment in this clause (v) shall equal [*****];

(vi)     within sixty (60) days after Regulatory Approval by the FDA for any Licensed Product in each of the first three (3) Indications in the Second Category in the United States, [*****]; provided that if such Regulatory Approval by the FDA for such Licensed Product contains a Specified Limitation with respect to such Indication [*****], the milestone payment in this clause (vi) shall equal [*****];

(vii)    within sixty (60) days after Regulatory Approval by the EMA for any Licensed Product in each of the first three (3) Indications in the Second Category in the European Union, [*****]; provided that if such Regulatory Approval by the EMA for such Licensed Product contains a Specified Limitation with respect to such Indication [*****], the milestone payment in this clause (vii) shall equal [*****];

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(viii)   within sixty (60) days after Regulatory Approval by the PMDA for any Licensed Product in each of the first three (3) Indications in the Second Category in Japan, [*****]; provided that if such Regulatory Approval by the PMDA for such Licensed Product contains a Specified Limitation with respect to such Indication [*****], the milestone payment in this clause (viii) shall equal [*****];

(ix)     within sixty (60) days after the first Regulatory Approval by the FDA for any Licensed Product in an Indication in the Third Category in the United States, [*****]; provided that if such Regulatory Approval by the FDA for such Licensed Product contains a Specified Limitation with respect to such Indication [*****], the milestone payment in this clause (ix) shall equal [*****];

(x)      within sixty (60) days after the first Regulatory Approval by the EMA for any Licensed Product in an Indication in the Third Category in the European Union, [*****]; provided that if such Regulatory Approval by the EMA for such Licensed Product contains a Specified Limitation with respect to such Indication [*****], the milestone payment in this clause [*****]; and

(xi)     within sixty (60) days after the first Regulatory Approval by the PMDA for any Licensed Product in an Indication in the Third Category in Japan, [*****]; provided that if such Regulatory Approval by the PMDA for such Licensed Product contains a Specified Limitation with respect to such Indication [*****], the milestone payment in this clause (xi) shall equal [*****].

Except with respect to the milestones payments in clauses (vi), (vii) and (viii) (each of which shall be payable up to three (3) times in accordance with their terms), each milestone payment in this Section 7.2.1 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone, whether for the same or a different Licensed Product. The maximum aggregate amount payable by Lilly pursuant to this Section 7.2.1 is [*****].

7.2.2.       Commercial Milestones. In partial consideration of the license rights granted by ACI to Lilly hereunder, and subject to the terms and conditions of this Agreement, Lilly shall pay to ACI nonrefundable, noncreditable milestone payments, as follows:

(i)       in the event that the aggregate of all Net Sales of all Licensed Product(s) in any given Calendar Year equals or exceeds [*****], Lilly shall pay to ACI [*****];

(ii)      in the event that the aggregate of all Net Sales of all Licensed Product(s) in any given Calendar Year equals or exceeds [*****], Lilly shall pay to ACI [*****];

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(iii)     in the event that the aggregate of all Net Sales of all Licensed Product(s) in any given Calendar Year equals or exceeds [*****], Lilly shall pay to ACI [*****]; and

(iv)     in the event that the aggregate of all Net Sales of all Licensed Product(s) in any given Calendar Year equals or exceeds [*****], Lilly shall pay to ACI [*****];

(v)      In the event that in any given Calendar Year more than one (1) of the foregoing thresholds set forth in clauses (i) through (iv) of this Section 7.2.2 is exceeded, Lilly shall pay to ACI a separate milestone payment with respect to each such threshold that is exceeded in such Calendar Year. Each such milestone payment shall be due within sixty (60) days of the end of the Calendar Quarter in such Calendar Year (or, if applicable, within seventy-five (75) days after the end of the last Calendar Quarter in a Calendar Year) in which such milestone was achieved. Each milestone payment in this Section 7.2.2 shall be payable only upon the first achievement of such milestone in any given Calendar Year and no amounts shall be due for subsequent or repeated achievements of such milestone in subsequent Calendar Years. The maximum aggregate amount payable by Lilly pursuant to this Section 7.2.2 is [*****].

7.3.       Royalties.

7.3.1.       Royalty Rates. As further consideration for the rights granted to Lilly hereunder, and subject to the terms and conditions of this Agreement, commencing upon the First Commercial Sale of any Licensed Product in the Territory, Lilly shall pay to ACI a nonrefundable, noncreditable royalty on Net Sales of all Licensed Products in the Territory (excluding Net Sales of each Licensed Product in any country for which the Royalty Term for such Licensed Product in such country has expired) during each Calendar Year at the following rates:

(i)       for that portion of aggregate Net Sales of all Licensed Products in the Territory during any Calendar Year equal to or less than [*****], a royalty rate of [*****];

(ii)      for that portion of aggregate Net Sales of all Licensed Products in the Territory during any Calendar Year greater than [*****], but equal to or less than [*****], a royalty rate of [*****];

(iii)     for that portion of aggregate Net Sales of all Licensed Products in the Territory during any Calendar Year greater than [*****], but equal to or less than [*****], a royalty rate of [*****]; and

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(iv)     for that portion of aggregate Net Sales of all Licensed Products in the Territory during any Calendar Year greater than [*****], a royalty rate of [*****].

With respect to each Licensed Product in each country in the Territory, from and after the expiration of the Royalty Term for such Licensed Product in such country, Net Sales of such Licensed Product in such country shall be excluded for purposes of calculating the Net Sales thresholds and ceilings set forth in this Section 7.3.1.

7.3.2.       Royalty Term. Following the expiration of the Royalty Term for any Licensed Product in any country, Lilly shall have no obligation to pay any royalty with respect to Net Sales of such Licensed Product in such country.

7.3.3.       Reductions. Notwithstanding the foregoing, in the event that:

(i)       in any country in the Territory during the Royalty Term for any Licensed Product, a Generic Product is launched in such country, Lilly shall, for such Licensed Product in such country, thereafter pay to ACI a royalty rate reduced by [*****] with respect to Net Sales of such Licensed Product in such country (as compared to the rates set forth in Section 7.3.1); provided that [*****];

(ii)      in any country in the Territory during the Royalty Term for any Licensed Product, Lilly enters into an agreement with a Third Party pursuant to which Lilly obtains a license or other right to any Patent Controlled by such Third Party that [*****], Lilly shall be entitled to deduct from any royalties payable hereunder with respect to such Licensed Product in such country [*****] of all milestone payments and royalties paid to such Third Party in respect of such agreement[*****]; and

(iii)     subject to Section 7.3.2, from and after the date on which any Licensed Product is Exploited in any country and is not covered by Valid Claim(s) of ACI Patent(s) and Joint Patent(s), the royalty rate for such Licensed Product set forth in Section 7.3.1 with respect to such country, shall be reduced by [*****].

Any reductions set forth in this Section 7.3.3 shall be applied to the royalty rate payable to ACI under Section 7.3.1 in the order in which the event triggering such reduction occurs.

7.4.       Estimated Sales Levels. ACI acknowledges and agrees that the sales levels set forth in Section 7.2 and Section 7.3 shall not be construed as representing an estimate or projection of anticipated sales of the Licensed Products or implying any level of diligence or Commercially Reasonable Efforts, in the Territory and that the sales levels set forth in those Sections are merely intended to define Lilly’s royalty and other payment obligations, as applicable, in the event such sales levels are achieved.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

7.5.       Royalty Payments and Reports. Lilly shall calculate all amounts payable to ACI pursuant to Section 7.2 and Section 7.3 at the end of each Calendar Quarter. Lilly shall pay to ACI the royalty amounts due with respect to a given Calendar Quarter within sixty (60) days after the end of such Calendar Quarter. Each payment of royalties due to ACI shall be accompanied by a statement of the amount of Net Sales of each Licensed Product in each country in the Territory during the applicable Calendar Quarter and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter.

7.6.       Development Costs.

7.6.1.       Subject to Section 3.2 and this Section 7.6, Lilly shall reimburse ACI for its Development Costs incurred after the Effective Date in connection with the performance of Joint Development Activities in accordance with the applicable Development Plan, (i) except for the ACI Pre-Clinical and Phase 1 Activities, for which ACI shall bear all Development Costs (subject to Lilly’s assumption of responsibility for the ACI Pre-Clinical and Phase 1 Activities in accordance with Section 3.1.2(iii), in which case Lilly shall bear such Development Costs), or (ii) unless otherwise agreed by the Parties and set forth in the applicable Development Plan. ACI shall record and account for its FTE efforts with respect to each Licensed Product to the extent that such FTE efforts are included in Development Costs in accordance with the applicable Development Plan and shall report such FTE efforts to the JSC [*****]. ACI shall calculate and maintain records of FTE efforts incurred by it consistent with past practice and in the same manner as used for other products developed by ACI, unless otherwise agreed by the Parties in writing. [*****].

7.6.2.       ACI shall promptly inform Lilly upon ACI determining that it is likely to overspend or underspend by more than [*****] of its Development Costs for an activity versus the amount agreed upon by the Parties as the budget for such activity (in the Development Plan or otherwise in writing). If ACI exceeds its budgeted costs and expenses by more than [*****] for an activity, it shall provide to Lilly an explanation for such overspend. Any overspend of ACI beyond the Development Costs allocated to ACI under the Development Plan shall be borne by ACI and shall be excluded from Development Costs hereunder, except to the extent such overspend (i) is less than or equal to [*****] of the budgeted costs and expenses for such activity, as set forth in the applicable Development Plan, or (ii) (a) was outside the reasonable control of ACI and not caused by the negligence or willful misconduct of, or breach of this Agreement by, ACI or a failure of ACI to adequately supervise a Third Party performing such activities, (b) was the subject of a timely notice to Lilly pursuant to this first sentence of this Section 7.6.2 and (c) is the subject of reasonable efforts by ACI to mitigate the size of such overspend.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

7.6.3.       ACI shall report to Lilly, within forty-five (45) days after the end of each Calendar Quarter (and within forty-five (45) days after receipt of each such report, Lilly shall reimburse ACI for) the Development Costs incurred by ACI during such Calendar Quarter and the Joint Development Activities performed by ACI during such Calendar Quarter. Each such report shall (i) allocate the Development Costs to the extent reasonably possible to a specific Joint Development Activity, (ii) specify in reasonable detail all amounts included in Development Costs during such Calendar Quarter (broken down by activity), (iii) if requested by Lilly, include copies of any invoices or other supporting documentation for any payments to a Third Party that individually exceed [*****] (or such other amount approved by the JSC). The Parties shall seek to resolve any questions related to such accounting statements within fifteen (15) days following receipt by Lilly of ACI’s report hereunder.

7.6.4.       Additional Indication Clinical Funding Option. In the event that the JSC determines to pursue clinical development in any Indication other than the First Indication or the Indications in the Third Category (such Indication, an “Additional Indication”), ACI shall have an option (the “Additional Indication Clinical Funding Option”) to contribute up to [*****] of Lilly Development Costs during Phase 2 Clinical Trials and Phase 3 Clinical Trials for such Additional Indication. In the event that ACI desires to exercise the Additional Indication Clinical Funding Option with respect to a given Additional Indication, then ACI shall provide Lilly written notice within ninety (90) days after the applicable Additional Indication Triggering Event, specifying the percentage of Lilly Development Costs that ACI elects to bear (the “Elected Percentage”), which percentage shall be equal to or less than [*****]. With respect to each Indication for which ACI exercises its Additional Indication Clinical Funding Option, Lilly shall report to ACI, within forty-five (45) days after the end of each Calendar Quarter (and within forty-five (45) days after receipt of each such report, ACI shall reimburse Lilly for) the Elected Percentage of the Lilly Development Costs incurred by Lilly during such Calendar Quarter for any Phase 2 Clinical Trial or Phase 3 Clinical Trial conducted for such Indication. Each such report shall (i) allocate the Lilly Development Costs to the extent reasonably possible to specific development activities, (ii) specify in reasonable detail all amounts included in Lilly Development Costs during such Calendar Quarter (broken down by activity), and (iii) if requested by ACI, include copies any invoices or other supporting documentation for any payments to a Third Party that individually exceed [*****]. The Parties shall seek to resolve any questions related to such accounting statements within fifteen (15) days following receipt by ACI of Lilly’s report hereunder. If ACI exercises the Additional Indication Clinical Funding Option, within sixty (60) days after Regulatory Approval for the Licensed Product in the applicable Additional Indication, Lilly shall pay to ACI a payment equal to [*****].

7.7.       Mode of Payment. All payments to either Party under this Agreement shall be made by deposit in the requisite amount to such bank account as the receiving Party may from time to time designate by written notice to the paying Party and all such payments shall be made in the local currency of the Party receiving such payments.  For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement, a Party shall convert any amount expressed in a foreign currency using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with GAAP.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

7.8.       Taxes.

7.8.1.       General. The milestones, royalties and other amounts payable by Lilly to ACI pursuant to this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Except as provided in this Section 7.8, ACI shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by Lilly) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Lilly shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if ACI is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Lilly or the appropriate Governmental Authority (with the assistance of Lilly to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Lilly of its obligation to withhold such tax and Lilly shall apply the reduced rate of withholding or dispense with withholding as the case may be; provided that Lilly has received evidence, in a form satisfactory to Lilly, of ACI’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time Payments are due. If in accordance with the foregoing, Lilly withholds any amounts of tax, it shall pay to ACI the balance when due, make timely payment to the proper tax authority of the withheld amount and send to ACI proof of such payment within forty-five (45) days following such payments. Furthermore, if Lilly were to make a payment from any jurisdiction other than the United States, then the Parties shall negotiate in good faith the procedure and ultimate allocation of any deduction or withholding resulting from such change. In the event that Lilly is notified by the appropriate Governmental Authority that deduction or withholding will be different than set forth in the prescribed forms submitted to Lilly by ACI, Lilly shall provide written notice to ACI of such deduction or withholding at least thirty (30) days prior to any Payment from which Lilly contemplates to make any such deduction or withholding.

7.8.2.       Value Added Tax. Notwithstanding anything contained in Section 7.8.1, this Section 7.8.2 shall apply with respect to value added tax (“VAT”). All Payments are exclusive of VAT. If any VAT is chargeable in respect of any Payments, Lilly shall pay VAT at the applicable rate in respect of any such Payments following the receipt of a VAT invoice in the appropriate form issued by ACI in respect of those Payments, such VAT to be payable on the due date of the payment of the Payments to which such VAT relates.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

7.9.       Interest on Late Payments. If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [*****] the Applicable Rate, and such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest. For the purposes of this Agreement, “Applicable Rate” means the London Interbank Offered Rate for deposits in CHF having a maturity of one (1) month published by the British Bankers’ Association, as adjusted from time to time on the first London business day of each month; provided that, as of and following the cessation of such publication of such London Interbank Offered Rate, Applicable Rate means the Swiss Average Rate Overnight for deposits in CHF having a maturity of one (1) month published by the SIX Swiss Exchange, as adjusted from time to time on the first Lausanne, Switzerland business day of each month.

7.10.       Financial Records. Each Party shall and shall cause its Affiliates and its and their Sublicensees to, keep complete and accurate financial books and records pertaining to the Development and Commercialization of Licensed Products hereunder (including (i) with respect to ACI, Development Costs, including actual expenditures with respect to the budgets set forth in the Development Plan and (ii) with respect to Lilly, Net Sales of Licensed Products) to the extent required to calculate and verify all amounts payable hereunder. Each Party shall, and shall cause its Affiliates and its and their Sublicensees to, retain such books and records until the later of [*****].

7.11.       Financial Audit.

7.11.1.       Audit of Records. Not more than [*****], each Party shall have the right to have an internationally recognized independent certified public accountant (the “Auditor”) reasonably acceptable to the other Party inspect the other Party’s records for the [*****] occurring during the Term for the purpose of determining whether any amounts are owed under this Agreement and the accuracy of such amounts. The Auditor shall keep confidential any information obtained during such inspection and shall report to each Party only the applicable amounts due and payable. If determined that additional amounts are owed, or that amounts were overpaid, during such period, such amounts will be paid within thirty (30) days of the date the Auditor’s written report is received by the paying Party. Fees charged by such Auditor shall be borne by auditing Party, unless any additional amounts owed to the auditing Party exceed [*****], in which case the audited Party will pay the reasonable fees of the Auditor. No Calendar Year period shall be audited more than once.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

7.11.2.       Audit Dispute. In the event of a dispute with respect to any audit conducted pursuant to Section 7.11, ACI and Lilly shall work in good faith to resolve the dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within thirty (30) days, the dispute shall be submitted to arbitration in accordance with Section 13.5.

7.11.3.       Confidentiality. The receiving Party shall treat all information subject to review under this Article 7 in accordance with the confidentiality provisions of Article 9 and the Parties shall cause the Auditor to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

7.12.       Right to Offset. Each Party shall have the right to offset any amount owed by the other Party to such first Party under or in connection with the Convertible Note Agreement or this Agreement, including pursuant to Article 11 or in connection with any breach, against any payments owed by such first Party to such other Party under this Agreement. Such offsets shall be in addition to any other rights or remedies available under this Agreement and Applicable Law.

ARTICLE 8
INTELLECTUAL PROPERTY

8.1.       Ownership of Intellectual Property.

8.1.1.       Ownership of Background Technology. Except as expressly stated otherwise herein, as between the Parties, each Party shall solely and exclusively own and retain all right, title and interest in and to its Background Technology.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.1.2.       Ownership of Tau Patents. For the purposes of this Agreement, “Tau Patents” means any and all Information, Improvements and other inventions that are conceived, discovered, developed or otherwise made solely by or on behalf of either Party, its Affiliates or Sublicensees or jointly by or on behalf of the Parties or any of their respective Affiliates or Sublicensees, in connection with the performance of and during the Term of this Agreement, that claim composition of matter, utility or method of manufacture of any Tau Aggregation Inhibitors, which are patented or patentable and any and all Patents with respect to any of the foregoing; provided, that all Lilly Compounds that are not Tau Aggregation Inhibitors and all Improvements related exclusively thereto, shall be excluded from the definition of Tau Patents. As between the Parties, ACI shall solely and exclusively own all right, title and interest in and to any and all Tau Patents. Each Party shall, and shall cause its Affiliates and its Sublicensees to, promptly disclose in writing to the other Party any and all Tau Patents. Lilly hereby assigns, and shall cause its Affiliates and Sublicensees to so assign, to ACI, without additional compensation, all right, title and interest in and to any and all Tau Patents.

8.1.3.       Lilly and ACI Program IP. As between the Parties, [*****] shall solely and exclusively own all right, title and interest in and to any and all Information, Improvements and other inventions that are conceived, discovered, developed or otherwise made solely by or on behalf of [*****] in connection with the performance of this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect to any of the foregoing[*****]. [*****] to, promptly disclose in writing to [*****]. As between the Parties, [*****] shall solely and exclusively own all right, title and interest in and to any and all Information, Improvements and other inventions that are conceived, discovered, developed or otherwise made solely by or on behalf of [*****] in connection with the performance of this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect to any of the foregoing [*****]. [*****] to, promptly disclose in writing to [*****].

8.1.4.       Joint Program IP. As between the Parties, each Party shall own an equal, undivided joint ownership interest in and to any and all Information, Improvements and other inventions that are conceived, discovered, developed or otherwise made jointly by or on behalf of Lilly, its Affiliates or Sublicensees on the one hand and ACI, its Affiliates or Sublicensees on the other hand, in connection with the performance of this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect to any of the foregoing, but in each case, excluding all Tau Patents (the “Joint Program IP”). Each Party shall, and shall cause its Affiliates and its Sublicensees to, promptly disclose in writing to the other Party any and all Joint Program IP.  Each Party hereby assigns, and shall cause its Affiliates and Sublicensees to so assign, to the other Party an equal and undivided joint ownership interest in and to all Joint Program IP, to be held in accordance with this Section 8.1.4.  Subject the terms and conditions of this Agreement, including the payment obligations of Lilly under Article 7, the licenses and rights of reference granted under Sections 2.1 and 2.2 and, in the case of each Party, such Party’s exclusivity obligations hereunder, each Party shall have the right to Exploit the Joint Program IP without a duty of seeking consent or accounting to the other Party.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.1.5.       United States Law. The determination of whether Information, Improvements and inventions are conceived, discovered, developed or otherwise made by a Person for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States irrespective of where such conception, discovery, development or making occurs. In the event that United States law does not apply to the conception, discovery, development or making of any Information, Improvements or other inventions hereunder, each Party shall, and does hereby, assign, and shall cause its Affiliates and its and their licensees and Sublicensees to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Information, Improvements and other inventions as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, (i) the sole ownership provided for in Section 8.1.1, 8.1.2, and 8.1.3 and (ii) the joint ownership provided for in Section 8.1.4.

8.1.6.       Assignment Obligation. Each Party shall cause all Persons who perform Development activities, Manufacturing activities or regulatory activities for such Party under this Agreement or who conceive, discover, develop or otherwise make any Information, Improvement or inventions by or on behalf of either Party or its Affiliates or its or their Sublicensees under or in connection with this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights in any Information, Improvement and inventions resulting therefrom to such Party, except where Applicable Law requires otherwise.

8.1.7.       Ownership of Product Trademarks. As between the Parties, Lilly shall have the sole right to determine and shall own all right, title and interest in and to the Product Trademarks on a worldwide basis. ACI shall not and shall not permit its Affiliates to, (i) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks and (ii) do any act that endangers, destroys, or similarly adversely affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks. ACI shall not and shall not permit its Affiliates to, attack, dispute or contest the validity of or ownership of any Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.

8.2.       Maintenance and Prosecution of Patents.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.2.1.       Patent Prosecution and Maintenance of ACI Patents and Joint Patents. Subject to the provisions of Sections 5.2.3, 05.2.6, and this Section 8.2.1, Lilly, after consultation with ACI, shall, at Lilly’s option, select outside counsel or internal counsel (“Patent Counsel”) to be responsible for the preparation, filing, prosecution and maintenance of the ACI Patents and Joint Patents worldwide and to be responsible for any related interference, re-issuance, re-examination, opposition and other similar proceedings, applications for extensions pursuant to 35 U.S.C. §156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and applications for any other extension in all jurisdictions that are now or become available in the future, wherever applicable (collectively, “Prosecution”). In accordance with Sections 5.2.3 and 05.2.6, Lilly shall have final decision-making authority with respect to all Prosecution-related matters; provided, that with respect to the ACI Patents and Joint Patents, the Parties shall cooperate and assist each other through the Patent Subcommittee in the Prosecution of such Patents in accordance with the following:

(i)       As soon as either Party determines that it wishes to file a Patent application covering any invention within the ACI Patents or Joint Patents, it shall promptly inform the Patent Subcommittee thereof. With respect thereto, Lilly shall, in consultation with ACI, either (1) draft a patent application for such invention or (2) promptly engage outside Patent Counsel to draft a patent application for such invention and provide a copy of such patent application to ACI.

(ii)      Lilly shall keep the Patent Subcommittee informed as to the filing and Prosecution of the ACI Patents and the Joint Patents.

(iii)     If Lilly elects to use outside Patent Counsel, the outside Patent Counsel shall be instructed to keep the Patent Subcommittee informed as to the filing and Prosecution of the ACI Patents and the Joint Patents.

(iv)     With respect to Patents within the ACI Patents and Joint Patents, if Lilly elects not to participate in the Prosecution of any such Patents (whether worldwide or with respect to any particular country), including electing not to file a Patent application with respect thereto or electing to allow any such Patents to lapse or become abandoned or unenforceable, then Lilly shall promptly notify ACI in writing and thereafter, ACI may, but is not required to, undertake, at ACI’s sole expense and in its sole discretion, the Prosecution of such Patents; [*****].

(v)      Unless otherwise mutually agreed by the Parties in writing and except to the extent Lilly elects not to Prosecute any ACI Patents or Joint Patents pursuant to Section 8.2.1(iv), Lilly shall bear [*****].

8.2.2.       Patent Prosecution and Maintenance of Lilly Patents. As between the Parties, Lilly shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain the Lilly Patents worldwide, and to be responsible for any related interference, re-issuance, re-examination and opposition proceedings, in each case, at its sole cost and expense. All costs of Prosecuting the Lilly Patents shall be Lilly’s sole responsibility.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.2.3.       Patent Term Extension and Supplementary Protection Certificate. Subject to Sections 5.2.3 and 5.2.6, Lilly shall have the right to make decisions regarding, and to apply for, patent term extensions in the Territory, including the United States with respect to extensions pursuant to 35 U.S.C. §156 et. seq. and in other jurisdictions pursuant to supplementary protection certificates, and in all jurisdictions with respect to any other extensions that are now or become available in the future, wherever applicable, for the Lilly Patents, ACI Patents and any Joint Patents and with respect to the Licensed Compounds and the Licensed Products, in each case including whether or not to do so; provided, that in the event ACI disagrees with any such decision of Lilly, ACI shall have the right to escalate such dispute to the JSC for resolution in accordance with Section 5.2.3; provided further, that if the JSC resolves such dispute in favor of Lilly, then Lilly may proceed accordingly. ACI shall provide prompt and reasonable assistance, as requested by Lilly, including by taking such action as patent holder as is required under any Applicable Law to obtain such extension or supplementary protection certificate.

8.2.4.       Common Ownership Under Joint Development Research Agreements. Notwithstanding anything to the contrary in this Article 8, neither Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this Article 8 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. 100(h).

8.2.5.       Patent Listings. The Parties shall, through the Patent Subcommittee, cooperate in good faith and mutually agree upon all filings with Regulatory Authorities in the Territory with respect to the Lilly Patents, ACI Patents and Joint Patents, including as required or allowed (i) in the United States, in the FDA’s Orange Book and (ii) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. As between the Parties, Lilly shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to the Lilly Patents, including as required or allowed (a) in the United States, in the FDA’s Orange Book and (b) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents.

8.3.       Enforcement of Patents.

8.3.1.       Notice. Each Party shall promptly notify the other Party in writing of (i) any alleged or threatened infringement of the ACI Patents, Lilly Patents or Joint Patents in the Field in any jurisdiction in the Territory or (ii) any certification filed under the Hatch-Waxman Act claiming that any ACI Patents, Lilly Patents or Joint Patents are invalid or unenforceable or claiming that any ACI Patents, Lilly Patents or Joint Patents would not be infringed by the making, use, offer for sale, sale or import of a product for which an application under the Hatch-Waxman Act is filed or any equivalent or similar certification or notice in any other jurisdiction in the Territory, in each case ((i) and (ii)) of which such Party becomes aware (an “Infringement”).

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.3.2.       Enforcement of ACI Patents and Joint Patents. As between the Parties, Lilly shall have the first right, but not the obligation, to prosecute any Infringement with respect to the ACI Patents and Joint Patents, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at Lilly’s sole cost and expense, using counsel of its own choice. In the event Lilly prosecutes any such Infringement, ACI shall have the right to join as a party to such claim, suit or proceeding in the Territory and participate with its own counsel at its sole cost and expense; provided that Lilly shall retain control of the prosecution of such claim, suit or proceeding, including the response to any defense or defense of any counterclaim raised in connection therewith. If Lilly or its designee does not take commercially reasonable steps to prosecute an Infringement (i) within ninety (90) days following the first notice provided above with respect to such Infringement or (ii) provided such date occurs after the first such notice of such Infringement is provided, ten (10) Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then ACI may prosecute such alleged or threatened Infringement at its sole cost and expense, [*****].

8.3.3.       Enforcement of Lilly Patents. As between the Parties, Lilly shall have the sole right, but not the obligation, to prosecute Infringement with respect to the Lilly Patents, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at Lilly’s sole cost and expense, using counsel of its own choice, and Lilly shall retain control of the prosecution of such suit.

8.3.4.       Cooperation. The Parties agree to cooperate fully in any Infringement action pursuant to this Section 8.3, including in the case of ACI, by making the inventors, applicable records and documents (including laboratory notebooks) of the relevant Patents available to Lilly upon Lilly’s reasonable request. Where a Party controls such an action, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time, in connection with its activities set forth in this Section, including where necessary, being named as a necessary party to such action, providing reasonable access to relevant documents and other evidence and making its employees available at reasonable business hours.

8.3.5.       Settlement. [*****].

8.3.6.       Recovery. Except as otherwise agreed by the Parties in connection with a written cost sharing arrangement, any recovery realized as a result of such litigation described above in this Section 8.3 (whether by way of settlement or otherwise) shall be first allocated to [*****]. Any remainder after such reimbursement is made shall be retained by [*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.4.       Infringement Claims by Third Parties. If the Exploitation of a Licensed Product in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit or proceeding by a Third Party alleging infringement by Lilly or any of its Affiliates or its or their Sublicensees, distributors or customers (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an Infringement action initiated pursuant to Section 8.3, the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing. As between the Parties, Lilly shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit or proceeding at its sole cost and expense, using counsel of its own choice. ACI may participate in any such claim, suit or proceeding with counsel of its choice at its sole cost and expense. If Lilly or its designee elects (in a written communication submitted to ACI within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such claim, suit or proceeding, within such time periods so that ACI is not prejudiced by any delays, ACI may conduct and control the defense of any such claim, suit or proceeding at its sole cost and expense. Where a Party controls such an action, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time, in connection with its activities set forth in this Section, including where necessary, being named as a necessary party to such action, providing reasonable access to relevant documents and other evidence and making its employees available at reasonable business hours. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit or proceeding. Each Party agrees to provide the other Party with copies of all material pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims. Any recoveries awarded to a Party in connection with any Third Party Infringement Claim defended under this Section 8.4 shall be [*****].

8.5.       Invalidity or Unenforceability Defenses or Actions. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the ACI Patents, Lilly Patents or Joint Patents by a Third Party of which such Party becomes aware. Subject to Sections 5.2.3 and 5.2.6, Lilly shall have (i) the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the ACI Patents and the Joint Patents and (ii) the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the Lilly Patents, in each case ((i) and (ii)), at its sole cost and expense in the Territory and using counsel of its own choice, including when such invalidity or unenforceability is raised as a defense or counterclaim in connection with an Infringement action initiated pursuant to Section 8.4. ACI may participate in any such claim, suit or proceeding in the Territory with counsel of its choice at its sole cost and expense; provided that Lilly shall retain control of the defense in such claim, suit or proceeding. If Lilly or its designee elects not to defend or control the defense of the ACI Patents or Joint Patents in a suit brought in the Territory or otherwise fails to initiate and maintain the defense of any such claim, suit or proceeding, then ACI may conduct and control the defense of any such claim, suit or proceeding at its sole cost and expense, [*****]. Where a Party controls such an action, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time in connection with its activities set forth in this Section 8.5, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing reasonable access to relevant documents and other

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

evidence and making its employees available at reasonable business hours. In connection with any activities with respect to a defense, claim or counterclaim relating to the ACI Patents or the Joint Patents pursuant to this Section 8.5, the controlling Party shall (a) consult with the other Party as to the strategy for such activities, (b) consider in good faith any comments from the other Party and (c) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such defense, claim or counterclaim.

8.6.       Third Party Rights. If in the reasonable opinion of Lilly, the Exploitation of a Licensed Compound or Licensed Product by Lilly or any of its Affiliates or any of its or their Sublicensees, distributors or customers infringes or misappropriates or is reasonably expected to infringe or misappropriate any Patent, trade secret or other intellectual property right of a Third Party in any country in the Territory (such right, a “Third Party Right”), then, as between the Parties, Lilly shall have the first right, but not the obligation, to negotiate and obtain a license or other rights from such Third Party to such Third Party Right as necessary or desirable for Lilly or its Affiliates or its and their Sublicensees to Exploit Licensed Compounds and Licensed Products in such country. In the event that Lilly negotiates and obtains any such license from a Third Party, [*****].

8.7.       Product Trademarks.

8.7.1.       Notice. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party, in each case, of which such Party becomes aware.

8.7.2.       Prosecution of Product Trademarks. Lilly shall have the sole right to register, prosecute and maintain the Product Trademarks using counsel of its own choice. All costs and expenses of registering, prosecuting and maintaining the Product Trademarks shall be borne solely by Lilly.

8.7.3.       Enforcement of Product Trademarks. Lilly shall have the sole right to take such action as Lilly deems necessary against a Third Party based on any alleged, threatened or actual infringement, dilution, misappropriation or other violation of or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory at its sole cost and expense and using counsel of its own choice. [*****].

8.7.4.       Third Party Claims. Lilly shall have the sole right to defend against and settle any alleged, threatened or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory at its sole cost and expense and using counsel of its own choice. [*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

8.7.5.       Cooperation. ACI shall, and shall cause its Affiliates and its and their Sublicensees to, assist and cooperate with Lilly, as Lilly may reasonably request from time to time and at Lilly’s sole cost and expense, in connection with its activities set forth in this Section 8.7, including where necessary, joining in, or being named as a necessary party to such action, providing reasonable access to relevant documents and other evidence and making its employees available at reasonable business hours.

8.8.       ACI’s Corporate Names.

8.8.1.       Standards of Use. Any and all use of ACI’s Corporate Names by Lilly under this Agreement shall be in accordance with Applicable Law and the applicable Standards of Quality. All goodwill generated by Lilly’s (and its Sublicensees’) use of ACI’s Corporate Names shall inure to the benefit of ACI.

8.8.2.       Covenants. Lilly shall not, and Lilly shall cause its Affiliates not to, register (or attempt to register) any of ACI’s Corporate Names, or any Trademark confusingly similar to any of ACI’s Corporate Names, in any jurisdiction as a Trademark, domain name, business or company name or otherwise, and Lilly shall not, and Lilly shall cause its Affiliates not to, challenge the validity or enforceability of any of ACI’s Corporate Names.

ARTICLE 9
CONFIDENTIALITY AND NON-DISCLOSURE

9.1.       Confidentiality Obligations. At all times during the Term and for a period of [*****] following termination or expiration of this Agreement, each Party shall and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to any Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. “Confidential Information” means any technical, business or other information provided by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on or after the Effective Date, including the terms of this Agreement, information relating to any Licensed Compound or any Licensed Product (including the Regulatory Documentation), any Development or Commercialization of a Licensed Compound or any Licensed Product, any Information with respect thereto developed by or on behalf of the disclosing Party or its Affiliates or, in the case of Lilly, its Affiliates or Sublicensees (including Lilly Know-How and ACI Know-How, as applicable) or the scientific, regulatory or business affairs or other activities of either Party.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Notwithstanding the foregoing, Confidential Information constituting (i) Regulatory Documentation owned by Lilly pursuant to Section 3.3.1, any Joint Know-How and any other Information developed, owned or Controlled by ACI or any of its Affiliates relating to any Licensed Compound or Licensed Product or the Exploitation of any of the foregoing in the Field shall be deemed the Confidential Information of Lilly (and Lilly shall be deemed the disclosing Party and ACI shall be deemed the receiving Party with respect thereto) and (ii) the terms of this Agreement shall be deemed to be the Confidential Information of both Parties (and both Parties shall be deemed to be the receiving Party and the disclosing Party with respect thereto). Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 9.1 with respect to any Confidential Information shall not apply to any information that:

9.1.1.       is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no breach of this Agreement by the receiving Party;

9.1.2.       can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information; provided that the foregoing exception shall not apply with respect to Confidential Information described in the immediately preceding sentence;

9.1.3.       is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information;

9.1.4.       has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party in breach of this Agreement; or

9.1.5.       can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information; provided that the foregoing exception shall not apply with respect to Confidential Information described in the immediately preceding sentence.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

9.2.       Permitted Disclosures. Notwithstanding anything to the contrary in Section 9.1, each Party may disclose Confidential Information to the extent that such disclosure is:

9.2.1.       made in response to a valid order of a court of competent jurisdiction or Governmental Authority of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given written notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order or required to be disclosed be held in confidence by such court or Governmental Authority or, if disclosed, be used only for the purposes for which the order was issued or such disclosure was required by Applicable Law; and provided, further, that the Confidential Information disclosed in response to such order of a court or Governmental Authority or as required by Applicable Law shall be limited to the information that is legally required to be disclosed in response to such order or by such Applicable Law; or

9.2.2.       made by or on behalf of the receiving Party to a Patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available.

9.2.3.       For clarity, either Party may disclose without limitation a copy of this Agreement, including any exhibits, schedules, ancillary agreements, and amendments thereto in response to a valid request by a U.S., foreign, state, provincial, or local tax authority.

9.3.       Additional Permitted Disclosures by Lilly. [*****].

9.4.       Additional Permitted Disclosures by ACI. [*****].

9.5.       Use of Name. [*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

9.6.       Public Announcements. The Parties have agreed upon the content of one (1) or more press releases which shall be issued substantially in the form(s) attached hereto as Schedule 9.6, the release of which the Parties shall coordinate in order to accomplish such release promptly upon execution of this Agreement. Neither Party shall issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and in no event less than three (3) Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. Notwithstanding the foregoing Lilly and its Affiliates and its and their Sublicensees shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Licensed Compounds and Licensed Products; provided such disclosure is subject to the provisions of Article 9 with respect to ACI’s Confidential Information. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 9.6, provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

9.7.       Publications. The Parties recognize the desirability of publishing and publicly disclosing the results of and information regarding, activities under this Agreement. Accordingly, Lilly shall be free to publicly disclose the results of and information regarding, activities under this Agreement, subject to prior review by ACI of any disclosure of ACI Confidential Information for issues of patentability and protection of such Confidential Information, in a manner consistent with Applicable Law and industry practices, as provided in this Section 9.7. Accordingly, prior to publishing or disclosing any ACI Confidential Information, Lilly shall provide ACI with drafts of proposed abstracts, manuscripts or summaries of presentations that cover such Confidential Information at least thirty (30) days prior to submission for publication or presentation. ACI shall respond promptly through its designated representative and in any event no later than fifteen (15) days after receipt of such proposed publication or presentation or such shorter period as may be required by the publication or presentation. If ACI requests a delay in publication or presentation, Lilly shall delay such submission or presentation for a period not to exceed ninety (90) days to permit filings for Patent protection and to otherwise address issues of Confidential Information or related competitive harm to the reasonable satisfaction of ACI. In addition, Lilly will give due regard to comments furnished by ACI and such comments shall not be unreasonably rejected. ACI shall not and shall cause each of its Affiliates and its and their licensees and Sublicensees not to, make any publications or public disclosures regarding the Licensed Compounds or Licensed Products or any Confidential Information of Lilly without Lilly’s prior written consent, except to the extent expressly permitted hereunder.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

9.8.       Return of Confidential Information. Upon the written request of a Party, the non-requesting Party following the termination of this Agreement shall either, at the requesting Party’s election: (i) promptly destroy all copies of such Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party; or (ii) promptly deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such Confidential Information (a) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (b) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 9.1.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

10.1.       Mutual Representations and Warranties. ACI and Lilly each represents and warrants to the other, as of the Effective Date, and covenants, that:

10.1.1.       It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement;

10.1.2.       The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (i) such Party’s charter documents, bylaws or other organizational documents; (ii) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;

10.1.3.       This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

10.1.4.       It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder;

10.1.5.       Neither it nor any of its Affiliates has been debarred or is subject to debarment and neither it nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or who is the subject of a conviction described in such section. It agrees to inform the other Party in writing promptly if it or any such Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ Knowledge, is threatened, relating to the debarment or conviction of it or any such Person performing services hereunder;

10.1.6.       Neither it nor any of its Affiliates, nor any of its or their respective officers, employees or agents has (i) committed an act, (ii) made (or after the Effective Date, will make) a statement or (iii) failed (or after the Effective Date, will fail) to act or make a statement that, in any case ((i), (ii) (iii)), that (x) would be or create an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Exploitation of the Licensed Compounds or the Licensed Products or (y) could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory, with respect the Exploitation of the Licensed Compounds or the Licensed Products; and

10.1.7.       It and its Affiliates have conducted, and their respective contractors and consultants have conducted, (and, with respect to Development occurring after the Effective Date, will conduct) the Development of the Licensed Compounds in accordance with Good Laboratory Practices, Good Clinical Practice and Applicable Law.

10.2.       Additional Representations and Warranties of ACI. ACI further represents and warrants to Lilly, as of the Effective Date, as follows:

10.2.1.       ACI is entitled to grant the licenses specified herein and during the Term;

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

10.2.2.       All ACI Patents existing as of the Effective Date (the “Existing Patents”) are listed on Schedule 10.2.2 and all Existing Patents existing as of the Effective Date are (i) subsisting and to ACI’s Knowledge, are not invalid or unenforceable, in whole or in part, (ii) solely and exclusively owned or exclusively licensed by ACI, free of any encumbrance, lien or claim of ownership by any Third Party, (iii) the pending applications included in Existing Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law and ACI and its Affiliates have presented all relevant references, documents and information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office and (iv) filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment;

10.2.3.       True, complete and correct copies of the file wrappers and other documents and materials relating to the prosecution, defense, maintenance, validity and enforceability of the Existing Patents have been provided to Lilly prior to the Effective Date;

10.2.4.       There are no license or other agreements regarding any intellectual property rights that are owned by a Third Party and licensed hereunder, including the Existing Patents, as amended to the date hereof;

10.2.5.       The Existing Patents represent all Patents that ACI or its Affiliates own, Control or otherwise have rights to relating to the Licensed Compounds or the Licensed Products or the Exploitation thereof, as of the Effective Date. To ACI’s Knowledge, there is no Information owned by or otherwise in the possession or control of ACI or any of its Affiliates as of the Effective Date that relates to the Licensed Compounds or the Licensed Products existing as of the Effective Date that is not within the ACI Know-How that exists as of the Effective Date;

10.2.6.       Neither ACI nor any of its Affiliates has previously entered into any agreement, whether written or oral, with respect to or otherwise assigned, transferred, licensed, conveyed or otherwise encumbered its right, title or interest in or to the Existing Patents, ACI Know-How, Regulatory Documentation, the Licensed Compounds or the Licensed Products (including by granting any covenant not to sue with respect thereto) or any Patent or other intellectual property or proprietary right or Information that would be Existing Patents, ACI Know-How or Regulatory Documentation but for such assignment, transfer, license, conveyance or encumbrance;

10.2.7.       No claim or litigation has been brought or asserted (and ACI has no Knowledge of any claim, whether or not brought or asserted) by any Person alleging that (i) the Existing Patents or the ACI Know-How are invalid or unenforceable or (ii)  the conception, development, reduction to practice, disclosing, copying, making, assigning or licensing of the Existing Regulatory Documentation, the Existing Patents or the ACI Know-How existing as of the Effective Date or the Exploitation of the Licensed Compounds or Licensed Products as contemplated herein, violates, infringes, constitutes misappropriation or otherwise conflicts or interferes with or would violate, infringe or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person;

10.2.8.       ACI has obtained from its Affiliates the licenses and other rights necessary for ACI to grant to Lilly the rights and licenses provided herein and for Lilly to perform its obligations hereunder;

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

10.2.9.        The Exploitation of the Licensed Compounds or the Licensed Products as contemplated herein will not be subject to any other license or agreement to which ACI or any of its Affiliates is a party;

10.2.10.       There are no amounts that will be required to be paid to a Third Party as a result of the Exploitation of the Licensed Compounds or Licensed Products that arise out of any agreement to which ACI or any of its Affiliates is a party;

10.2.11.       To ACI’s Knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Existing Patents or the ACI Know-How;

10.2.12.       Each of the Existing Patents properly identifies each inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Existing Patent is issued or such application is pending;

10.2.13.       All current and former officers, employees, agents and consultants of ACI or any of its Affiliates who are inventors of or have otherwise contributed in a material manner to the creation or development of any Existing Patent or ACI Know-How or who are or will be performing ACI’s Development activities hereunder or who otherwise have access to any Confidential Information of Lilly have executed and delivered to ACI or such Affiliate an assignment or other agreement regarding the protection of proprietary information and the assignment to ACI or such Affiliate of any ACI Patents, ACI Know-How and any and all other Information that relates to the Licensed Compounds or Licensed Products. To ACI’s Knowledge, no current officer, employee, agent or consultant of ACI or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of ACI or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with ACI;

10.2.14.       The inventions claimed or covered by the Existing Patents (i) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e) and (iii) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401;

10.2.15.       ACI and its Affiliates have generated, prepared, maintained and retained all Regulatory Documentation that is required to be maintained or retained pursuant to and in accordance with Good Laboratory Practices, Good Clinical Practice and Applicable Law and all such information is true, complete and correct and what it purports to be.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

10.3.        DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY REPRESENTATION OR WARRANTY AS TO THE VALIDITY OR ENFORCEABILITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

10.4.       Anti-Bribery and Anti-Corruption Compliance.

10.4.1.       In connection with this Agreement, the Parties shall comply with all applicable local, national, and international laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any laws enacted to implement the Organisation of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

10.4.2.       Without limiting the other obligations of the Parties set forth in this Section, in connection with any activities of the Parties under this Agreement, the Parties confirm that they have not made, offered, given, promised to give, or authorized, and will not make, offer, give, promise to give, or authorize, any bribe, kickback, payment or transfer of anything of value, directly or indirectly, to any person or to any Government Official for the purpose of: (i) improperly influencing any act or decision of the person or Government Official; (ii) inducing the person or Government Official to do or omit to do an act in violation of a lawful or otherwise required duty; (iii) securing any improper advantage; or (iv) inducing the person or Government Official to improperly influence the act or decision of any organization, including any government or government instrumentality, to assist any Party in obtaining or retaining business. For the purposes of this Section “Government Official” means: (i) any officer or employee of: (a) a government, or any department or agency thereof; (b) a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university; or (c) a public international organization (such as the United Nations, the International Monetary Fund, the International Committee of the Red Cross, and the World Health Organization), or any department or agency thereof; (ii) any political party or party official or candidate for public or political party office; and (iii) any person acting in an official capacity on behalf of any of the foregoing.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

10.4.3.       The Parties agree to cooperate with each other as may reasonably be required to ensure that each is able to fully meet its obligations with respect to the Party Specific Regulations applicable to it. Neither Party shall be obligated to pursue any course of conduct that would result in such Party being in material breach of any Party Specific Regulation applicable to it. All Party Specific Regulations are binding only in accordance with their terms and only upon the Party to which they relate.

10.4.4.       All Internal Compliance Codes shall apply only to the Party to which they relate. The Parties agree to cooperate with each other to insure that each Party is able to comply with the substance of its respective Internal Compliance Codes and, to the extent practicable, to operate in a manner consist with its usual Compliance related processes.

ARTICLE 11
INDEMNITY

11.1.       Indemnification of ACI. Lilly shall indemnify ACI, its Affiliates and its and their respective directors, officers, employees and agents and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) (including, for clarity, claims by Lilly’s Sublicensees) arising from or occurring as a result of: (i) the breach by Lilly of this Agreement; (ii) the gross negligence or willful misconduct on the part of Lilly or its Affiliates or its or their respective directors, officers, employees or agents in performing its or their obligations under this Agreement; or (iii) the Exploitation by Lilly or any of its Affiliates or Sublicensees of any Licensed Product or Licensed Compound in or for the Territory, except, in each case ((i), (ii) and (iii)), for those Losses for which ACI has an obligation to indemnify Lilly pursuant to Section 11.2 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability.

11.2.       Indemnification of Lilly. ACI shall indemnify Lilly, its Affiliates, and its and their respective directors, officers, employees and agents and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims (including, for clarity, claims by Lilly’s Sublicensees) arising from or occurring as a result of: (i) the breach by ACI of this Agreement; (ii) the gross negligence or willful misconduct on the part of ACI or its Affiliates or its or their respective directors, officers, employees or agents in performing its obligations under this Agreement; or (iii) the Exploitation by ACI or any of its Affiliates or Sublicensees of any Licensed Product or Licensed Compound in or for the Territory, except, in each case ((i), (ii) and (iii)), for those Losses for which Lilly has an obligation to indemnify ACI pursuant to Section 11.1 hereof, as to which Losses each Party shall indemnify the other to the extent of their respective liability.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

11.3.       Indemnification Procedures.

11.3.1.       Notice of Claim. All indemnification claims in respect of a Party, its Affiliates or its or their respective directors, officers, employees and agents shall be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party written notice as soon as reasonably practicable (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Article 11, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

11.3.2.       Control of Defense. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 11.3.3, the indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim unless specifically requested in writing by the indemnifying Party. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

11.3.3.       Right to Participate in Defense. Any Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s sole cost and expense unless (i) the employment thereof has been specifically authorized in writing by the indemnifying Party in writing, (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.3.2 (in which case the Indemnified Party shall control the defense) or (iii) the interests of the indemnitee and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles.

11.3.4.       Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the applicable indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the applicable indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.3.2, the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying Party does not assume and conduct the defense of a Third Party Claim as provided above, the Indemnified Party may defend against such Third Party Claim; provided that the Indemnified Party shall not settle any Third Party Claim without the prior written consent of the indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

11.3.5.       Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall and shall cause each indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket expenses in connection therewith.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

11.3.6.       Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall [*****].

11.4.       Special, Indirect and Other Losses. EXCEPT (I) IN THE EVENT OF THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 9 OR SECTION 2.7, (II) AS PROVIDED UNDER SECTION 13.10, AND (III) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 11, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT OR PUNITIVE DAMAGES, OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY.

11.5.       Insurance. Each Party shall have and maintain such types and amounts of insurance covering its Exploitation of the Licensed Compounds and Licensed Products as is (i) normal and customary in the pharmaceutical industry generally for parties similarly situated and (ii) otherwise required by Applicable Law. Upon request by the other Party, each Party shall provide to the other Party evidence of its insurance coverage. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of this Agreement for a period of [*****]. Notwithstanding the foregoing, Lilly may self-insure in whole or in part the insurance requirements described above.

ARTICLE 12
TERM AND TERMINATION

12.1.       Term and Expiration. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product (such period, the “Term”). Following the expiration of the Royalty Term for a Licensed Product in a country, the license granted in Section 2.1 shall become fully-paid, royalty-free, perpetual and irrevocable for such Licensed Product in such country.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

12.2.       Termination.

12.2.1.       Material Breach. In the event that either Party (the “Breaching Party”) shall be in material breach in the performance of any of its obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement by providing ninety (90) days (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided that (i) to the extent that such material breach involves a failure to make a payment when due, the Notice Period shall be, and such breach must be cured within, sixty (60) days after the Termination Notice is given to the Breaching Party, (ii) the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period (or, if such default cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period and thereafter diligently continues such actions) and (iii) if either Party initiates a dispute resolution procedure under Section 13.5 within thirty (30) days after delivery of a Termination Notice to resolve the dispute for which termination is being sought and is diligently pursuing such procedure, the cure period set forth in this Section 12.2.1 shall be tolled and the termination shall become effective (a) with respect to any breach that is capable of being cured, if the Breaching Party does not implement the remedy for such breach determined by the Arbitrators through such dispute resolution procedure within the timeframe established by the Arbitrators or (b) with respect to any breach that is not capable of being cured, upon the final resolution of the dispute if the Arbitrators grant the terminating Party’s request to terminate.

12.2.2.       Termination by Lilly. [*****], Lilly may terminate this Agreement for any or no reason, upon three (3) months’ prior written notice to ACI.

12.2.3.       Termination for Patent Challenge. ACI may terminate this Agreement immediately upon written notice to Lilly if Lilly or any of its Affiliates or Sublicensees, directly or indirectly, makes, files or maintains any claim, demand, lawsuit or cause of action to challenge the ownership, validity or enforceability of, or oppose any extension of or the grant of a supplementary protection certificate, in each case, with respect to any ACI Patents or any interest of ACI in any Joint Patents.

12.2.4.       Termination for Insolvency. In the event of an Insolvency Event with respect to a Party, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

12.2.5.       Termination for HSR. In the event that HSR Clearance is not obtained within nine (9) months following the Execution Date, this Agreement shall automatically terminate.

12.2.6.       Termination After Lilly Pre-Clinical Activity Period. At any time on or before the ninth (9th) Business Day after the end of the Lilly Pre-Clinical Activity Period, Lilly may terminate this Agreement immediately upon written notice to ACI. For clarity, if Lilly terminates this Agreement in accordance with this Section 12.2.6, [*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

12.3.        Rights in Bankruptcy. In the event of any Insolvency Event of ACI, Lilly, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity in Applicable Law. In the event of any Insolvency Event of Lilly, ACI, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity in Applicable Law.

12.4.       Consequences of Termination.

12.4.1.       Termination. In the event of any termination of this Agreement for any reason:

(i)       all rights and licenses granted by either Party hereunder shall immediately terminate (it being understood that all rights and licenses granted to Lilly hereunder shall immediately revert to ACI);

(ii)      except in connection with a termination of this Agreement by ACI pursuant to Sections 12.2.1, 12.2.3, or 12.2.4 or a termination of this Agreement by Lilly pursuant to Sections 12.2.2 or 12.2.6, the Parties shall negotiate in good faith a non-exclusive, royalty-bearing license grant and right of reference from Lilly to ACI under the Lilly Grantback Patent Rights, Lilly Grantback Know-How, the Product Trademarks, and Regulatory Documentation then Controlled by Lilly that, in each case, are necessary for ACI to Develop or Commercialize the Licensed Products (it being understood that in the event that ACI terminates this Agreement pursuant to Sections 12.2.1, 12.2.3, or 12.2.4 or Lilly terminates this Agreement pursuant to Sections 12.2.2 or 12.2.6, effective upon the effective date of such termination, Lilly, on behalf of itself and its Affiliates, hereby grants to ACI an exclusive, fully transferable, fully sublicensable, fully paid-up (except as provided in Section 12.4.1(v)) license under the Lilly Grantback Patent Rights and Lilly Grantback Know-How, and Lilly’s interests in the Joint Patents and the Joint Know-How to Exploit in the Field in the Territory the Licensed Products that are or have been the subject of Development or Commercialization as of the effective date of such termination);

(iii)     except in connection with a termination pursuant to Section 12.2.2 and unless expressly prohibited by any Regulatory Authority, at ACI’s written request, Lilly shall transfer ownership and control to ACI of all clinical studies involving Licensed Products being conducted by Lilly as of the effective date of termination and continue to conduct such clinical studies, at ACI’s cost, for up to [*****] to enable such transfer to be completed without interruption of any such clinical study;

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(iv)     in the event that ACI terminates this Agreement pursuant to Sections 12.2.1, 12.2.3, or 12.2.4 or Lilly terminates this Agreement pursuant to Sections 12.2.2 or 12.2.6, upon request by ACI within the first six (6) months following the effective date of such termination, (a) Lilly shall assign and provide to ACI (1) copies of all data and materials Controlled by Lilly or any of its Affiliates or Sublicensees as were made or developed in the course of developing the Licensed Products to the extent relating thereto (including Information regarding safety, efficacy, toxicity and potential side effects); (2) all of Lilly’s right, title and interest in and to all agreements between Lilly and Third Parties as are freely assignable by Lilly and relate solely to the Development or Manufacture of any and all Licensed Products and for which such Third Party agrees to release Lilly for obligations and liabilities arising from and after such assignment; (3) all of Lilly’s or any of its Affiliate’s or Sublicensee’s rights, title and interest in and to the Product Trademarks (including any and all domain name registrations, social media handles, and goodwill to the extent related thereto); and (4) all of Lilly’s or any of its Affiliate’s or Sublicensee’s right, title and interest in and to any and all Regulatory Documentation (including all Regulatory Approvals) Controlled by Lilly or any of its Affiliates or Sublicensees that relate solely to any and all Licensed Products (it being understood that, notwithstanding anything to the contrary in Section 9.1, as of and following the effective date of such termination, all such Regulatory Documentation (including all Regulatory Approvals) shall be deemed the Confidential Information of ACI (and ACI shall be deemed the disclosing Party and Lilly shall be deemed the receiving Party with respect thereto); provided, that Lilly, its Affiliates and Sublicensees may retain a copy for its and their regulatory compliance purposes); and (b) if the effective date of termination is as of or following the commencement of Lilly’s obligations to Manufacture Licensed Products under this Agreement, then Lilly shall Manufacture and supply to ACI for a period of [*****] after such effective date of termination all Termination Royalty Products (provided that Lilly shall not be obligated to supply to ACI more than [*****] worth of ACI’s commercially reasonable demand for Licensed Product based on ACI’s forecasts set forth in the applicable supply agreement) and ACI shall reimburse Lilly for [*****] in connection with such Manufacture and supply pursuant to a supply agreement and Quality Agreement which the Parties will negotiate to be on commercially reasonable terms, provided that, if the Parties are unable to enter into such Supply Agreement and Quality Agreement within thirty (30) days of such termination, the terms of such supply agreement and Quality Agreement shall be decided by final and binding arbitration by the Arbitrators;

(v)      in the event that ACI terminates this Agreement pursuant to Sections 12.2.1, 12.2.3 or 12.2.4, or Lilly terminates this Agreement pursuant to Section 12.2.2, in consideration for the exclusive license granted in clause (ii) above, with respect to each Licensed Product that is or has been the subject of Development or Commercialization as of the effective date of the applicable termination of this Agreement (each, a “Termination Royalty Product”) in any country, until the expiration of the last-to-expire Tau Patent assigned by Lilly to ACI pursuant to the last sentence of Section 8.1.2 in such country that contains a Valid Claim that claims or covers such Termination Royalty Product (or any element thereof) or any Exploitation of such Termination Royalty Product (or any element thereof), ACI shall pay to Lilly a royalty on Net Sales of such Termination Royalty Product in the Field in such country by ACI or its Affiliates or Sublicensees (a) in the event that such termination occurs prior to First Commercial Sale of such Termination Royalty Product hereunder, at a rate of [*****] of such Net Sales or (b) in the event that such termination occurs after the First Commercial Sale of such Termination Royalty Product hereunder, at a rate of [*****] of such Net Sales, in each case ((a) and (b)), with Net Sales being determined by applying the Net Sales definition to ACI mutatis mutandis (it being understood that if as of the effective date of any such termination of this Agreement, no Tau Patent containing a Valid Claim claiming or covering any such Termination Royalty Product in such country has been assigned to ACI pursuant to the last sentence of Section 8.1.2, no royalty shall be payable by ACI in respect of such Termination Royalty Product pursuant to this Section 12.4.1(v)).

12.5.       Remedies. Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

12.6.       Accrued Rights; Surviving Obligations.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

12.6.1.       Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Sections 2.4, 7.3 (solely with respect to Net Sales of any Licensed Product pursuant to Section 12.6.2), 7.5, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 8.1.1, 8.1.2, 8.1.3 (except for the second and fourth sentences), 8.1.4 (except for the second sentence), 10.3, 12.3, 12.4, 12.5, 12.6 (including this Section 12.6.1) and Articles 1, 9 (for the period specified therein), 11 and 13 (other than Section 13.15) of this Agreement shall survive the termination or expiration of this Agreement for any reason.

12.6.2.       Notwithstanding the termination of Lilly’s licenses and other rights under this Agreement, Lilly shall have the right for [*****] after the effective date of such termination to sell or otherwise dispose of all Licensed Product then in its inventory and any in-progress inventory, in each case that is intended for sale or disposition in such country(ies), as though this Agreement had not terminated and such sale or disposition shall not constitute infringement of ACI’s or its Affiliates’ Patent or other intellectual property or other proprietary rights, provided that any such sales shall be included in the Net Sales for purposes of this Agreement and subject to Lilly’s payment obligations in Article 7.

ARTICLE 13
MISCELLANEOUS

13.1.       Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within thirty (30) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. In the event that ACI is the non-performing Party and the force majeure continues for more than ninety (90) days, Lilly shall have the right, at Lilly’s sole election, and without limitation to any other right or remedy available to Lilly, to assume and complete some or all of the activities that ACI is not performing as a result of such force majeure.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

13.2.       Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Governmental Authority in accordance with Applicable Law.

13.3.       Assignment.

13.3.1.       Neither Party may, directly or indirectly, assign or otherwise transfer this Agreement or its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that:

(i)       ACI may assign or otherwise transfer this Agreement or its rights or obligations under this Agreement, in whole or in part, without Lilly’s consent (a) in connection with the transfer or sale of all or substantially all of the assets of ACI to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, provided that such Third Party agrees to be bound by, and assumes and succeeds to, all of the obligations of ACI under this Agreement or (b) to an Affiliate, provided that ACI shall remain liable and responsible to Lilly for the performance and observance of all such obligations by such Affiliate; and

(ii)       Lilly may, upon prior written notice to ACI, assign or otherwise transfer this Agreement or its rights or obligations under this Agreement, in whole or in part, without ACI’s consent, (a) in connection with the transfer or sale of all or substantially all of the neurodegenerative business of Lilly to any Major Pharmaceutical Company, (b) to an Affiliate, provided that Lilly shall remain liable and responsible to ACI for the performance and observance of all such obligations by such Affiliate.

Notwithstanding anything in this Agreement to the contrary, in the event that either Party assigns or otherwise transfers this Agreement to any of such Party’s Affiliates, any Change of Control of any such Affiliate shall be deemed to be an assignment of this Agreement for the purposes of, and subject to, this Section 13.3.1. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Any attempted assignment or delegation in violation of this Section 13.3.1 shall be void and of no effect.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

13.3.2.       The rights to Information, materials and intellectual property: (i) controlled by a Third Party permitted assignee of a Party that were controlled by such assignee (and not such Party) immediately prior to such assignment (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its Affiliates to, or for the benefit of, such Third Party); or (ii) controlled by an Affiliate of a Party that becomes an Affiliate through any Change of Control of such Party, that were controlled by such Affiliate (and not such Party) immediately prior to such Change of Control (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its other Affiliates to, or for the benefit of, such Affiliate), in each case ((i) and (ii)), shall be automatically excluded from the rights licensed or granted to the other Party under this Agreement.

13.4.       Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

13.5.       Dispute Resolution.

13.5.1.       Except as provided in Sections 5.2.3, 7.11.1 or 13.10, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), then either Party shall have the right to refer such Dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of ten (10) Business Days. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If such Senior Officers are unable to resolve any such Dispute within such ten (10)-Business Day period, either Party shall be free to institute binding arbitration in accordance with Section 13.5.2 upon written notice to the other Party (an “Arbitration Notice”) and seek such remedies as may be available.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

13.5.2.       Upon receipt of an Arbitration Notice by a Party, the applicable Dispute shall be resolved by final and binding arbitration before a panel of [*****] with relevant industry experience (the “Arbitrators”). Each of ACI and Lilly shall promptly select [*****] each, which selections shall in no event be made later than thirty (30) days after the notice of initiation of arbitration. [*****] shall be chosen promptly by mutual agreement of the Arbitrator chosen by ACI and the Arbitrator chosen by Lilly, but in no event later than thirty (30) days after the date that the last of such Arbitrators was appointed. The Arbitrators shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for discovery; provided that the Arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. The arbitration shall be administered by the London Centre for International Arbitration (or its successor entity) by one or more arbitrators appointed in accordance with the Rules of Arbitration, except as modified in this Agreement. The arbitration shall be held in London, England, and the Parties shall use reasonable efforts to expedite the arbitration if requested by either Party. The Arbitrators shall, within fifteen (15) days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with Applicable Law in Switzerland, or any other court of competent jurisdiction. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder. Each Party shall bear [*****]. Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding. Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding. All arbitration proceedings and decisions of the Arbitrator under this Section 13.5.2 shall be deemed Confidential Information of both Parties under Article 9.

13.6.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Switzerland, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

13.7.       Notices.

13.7.1.       Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.7.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.7.1. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 13.7.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.7.2.       Address for Notice.

If to Lilly, to:

[*****]

with copies to (which shall not constitute notice) to:

[*****]

and

[*****]

If to ACI, to:

[*****]

with a copy (which shall not constitute notice) to:

[*****]

13.8.       Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. In the event of any inconsistencies between this Agreement and any Schedules or other attachments hereto, the terms of this Agreement shall control.

13.9.       English Language. This Agreement shall be written and executed in and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

13.10.       Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Section 2.7 and Articles 8 and 9 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (i) post a bond or other security as a condition for obtaining any such relief and (ii) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 13.10 is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

13.11.       Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

13.12.       No Benefit to Third Parties. Except as provided in Article 11, the covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns and they shall not be construed as conferring any rights on any other Persons.

13.13.       Further Assurance. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

13.14.       Relationship of the Parties. It is expressly agreed that ACI, on the one hand, and Lilly, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither ACI, on the one hand, nor Lilly, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action that will be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such first Party.

13.15.       HSR Act Compliance.

13.15.1.       HSR Filing. Each of Lilly and ACI shall make an HSR Filing within ten (10) Business Days after the Execution Date, unless the Parties together determine that no HSR Filing is required for the activities and licenses contemplated under the Agreement. The Parties shall cooperate with one another to the extent necessary in the preparation of any such filings. Each Party shall be responsible for its own costs and expenses associated with any such filings.

13.15.2.       HSR Clearance. In connection with obtaining HSR Clearance, Lilly and ACI shall use their respective commercially reasonable efforts to resolve as promptly as practicable any objections that may be asserted by the FTC or the Antitrust Division of the DOJ with respect to the transactions notified in the HSR Filing. The term “commercially reasonable efforts” as used in this Section 13.15 [*****].

13.15.3.       Cooperation. In connection with obtaining HSR Clearance, each of Lilly and ACI shall (i) cooperate with each other in connection with any investigation or other inquiry relating to an HSR Filing and the transactions contemplated by this Agreement; (ii) keep the other Party or its counsel informed of any communication received from or given to the FTC or DOJ relating to the HSR Filing and the transactions contemplated by this Agreement (and provide a copy to the other Party if such communication is in writing); (iii) reasonably consult with each other in advance of any meeting or conference with the FTC or DOJ, and, to the extent permitted by the FTC or DOJ, give the other Party or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other Party or its counsel to review in advance, and in good faith consider the views of the other Party or its counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given to the FTC or DOJ.

13.16.       References. Unless otherwise specified, (i) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section and (iii) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

13.17.       Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

13.18.       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, PDF format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[SIGNATURE PAGE FOLLOWS.]

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

ELI LILLY AND COMPANY	AC IMMUNE SA

By: /s/ David A. Ricks Name: David A. Ricks Title: Chairman, President and Chief Executive Officer	By: /s/ Andrea Pfeifer Name: Andrea Pfeifer Title: Chief Executive Officer

AC IMMUNE SA

By: /s/ Martin Velasco Name: Martin Velasco Title: Chairman

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Schedule 1.65
ACI-2627 and ACI-3024

The compounds [*****] have the capability to [*****]. The chemical structures for [*****] are as follows:

[*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Schedule 1.93

Second Category Indications

[*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Schedule 3.1.2(i)
Development Plan

[*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Schedule 3.1.2(ii)
Lilly Pre-Clinical Activities

[*****].

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Schedule 9.6
Press Releases

ACI Press Release

AC Immune and Lilly Announce License and Collaboration Agreement

•	Multi-year agreement focuses on Morphomer tau aggregation inhibitors, for the potential treatment of Alzheimer’s disease and other neurodegenerative diseases.

•	AC Immune to receive an initial upfront payment of CHF80 million and will be eligible for CHF60 million in potential near-term development milestones, up to approximately CHF1.7 billion in other potential development, regulatory and commercial milestones, and low double-digit royalties.

•	Lilly to purchase $50 million note, convertible to equity position in AC Immune.

Lausanne, Switzerland, and Indianapolis, IN, USA, December 12, 2018 – AC Immune SA (NASDAQ: ACIU) and Eli Lilly and Company (NYSE:LLY) today announced that the two companies have signed a license and collaboration agreement to research and develop tau aggregation inhibitor small molecules for the potential treatment of Alzheimer’s disease (AD) and other neurodegenerative diseases. The collaboration combines AC Immune’s proprietary MorphomerTM platform technology with Lilly’s clinical development expertise and commercial capabilities in central nervous system disorders. The collaboration will focus primarily on AC Immune’s lead molecule, ACI-3024, which has demonstrated tau aggregation inhibition in preclinical models.

Under the terms of the agreement, AC Immune will receive an upfront payment of CHF80 million as well $50 million in exchange for a note, convertible to equity at a premium. AC Immune is also eligible to receive CHF60 million in potential near-term development milestones, as well as other potential development, regulatory and commercial milestones up to approximately CHF1.7 billion, and tiered royalty payments in the low double digits.

AC Immune will conduct the initial Phase 1 development of the Morphomer tau aggregation inhibitors, while Lilly will fund and conduct further clinical development. Lilly will receive worldwide commercialization rights for the tau aggregation inhibitors in the area of Alzheimer’s disease. AC Immune has retained certain development rights in orphan indications and co-development and co-promotion options in certain indications outside AD.

Prof. Andrea Pfeifer, CEO of AC Immune, said: “This landmark partnership with Lilly is transformational for the future of AC Immune. Lilly’s substantial experience in neurology, and particularly in Alzheimer’s disease, is a major validation of our small molecule platform for CNS therapeutics. It also demonstrates the potential of our pre-clinical assets and adds substantial value to our pipeline. We look forward to working closely with Lilly in this exciting field over the coming years.”

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Lilly is an industry leader in Alzheimer’s research, with numerous ongoing scientific programs that target suspected causes of the disease, including amyloid plaques and tau tangles,” said Mark Mintun, M.D., vice president of neurodegeneration and pain research at Lilly. “This agreement with AC Immune represents another opportunity to hopefully make progress against this devastating disease, and we look forward to together bringing tau aggregation inhibitors into clinical development.”

This transaction will be reflected in Lilly's reported results and financial guidance according to Generally Accepted Accounting Principles (GAAP). There will be no change to Lilly's 2018 non-GAAP earnings per share guidance as a result of this transaction. This transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.

About AC Immune’s Tau Morphomers™

Several chemical series of small molecules (MorphomersTM) have been identified which selectively and potently reduce toxic intracellular misfolded and aggregated tau. Targeting intracellular misfolded and aggregated tau is widely recognized as an important and attractive potential approach for interfering with the spread of tau pathology throughout the brain. In some proof-of-concept tauopathy models, reduction of tau pathology was also accompanied by a reduction of associated neuroinflammatory markers – another key pathologic feature of Alzheimer’s disease (AD).

About AC Immune

AC Immune is a clinical-stage Swiss-based biopharmaceutical company, listed on NASDAQ, which aims to become a global leader in precision medicine for neurodegenerative diseases. The Company designs, discovers and develops therapeutic as well as diagnostic products intended to prevent and modify diseases caused by misfolding proteins. AC Immune’s two proprietary technology platforms create antibodies, small molecules and vaccines designed to address a broad spectrum of neurodegenerative indications, such as Alzheimer’s disease (AD). The Company’s pipeline features nine therapeutic and three diagnostic product candidates – with five product candidates currently in clinical trials.

About Eli Lilly and Company

Lilly is a global healthcare leader that unites caring with discovery to create medicines that make life better for people around the world. We were founded more than a century ago by a man committed to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life-changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and volunteerism. To learn more about Lilly, please visit us at www.lilly.com and http://newsroom.lilly.com/social-channels.

AC Immune Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than historical fact and may include statements that address future operating, financial or business performance or AC Immune’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” and other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include those described under the captions “Item 3. Key Information – Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in AC Immune’s Annual Report on Form 20-F and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and AC Immune does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Lilly Forward-Looking Statement

This press release contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) about the benefits of the license and collaboration with AC Immune, and reflects Lilly's current beliefs. However, as with any such undertaking, there are substantial risks and uncertainties in the process of drug development and commercialization. Among other things, there can be no guarantee that Lilly will realize the expected benefits of the license and collaboration, or that the license and collaboration will yield a commercially successful product. For a further discussion of these and other risks and uncertainties that could cause actual results to differ from Lilly's expectations, please see Lilly's most recent Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Lilly undertakes no duty to update forward-looking statements.

For further information, please contact:

AC Immune Corporate – Europe

David A. Lowe, PhD

Phone: +41 79 281 6494

E-mail: david.lowe@acimmune.com

AC Immune Media Relations – US

LaVoieHealthScience

Katie Gallagher

Phone: +1 617-792-3937

E-mail: kgallagher@lavoiehealthscience.com

AC Immune Investor Relations

Lisa Sher

Phone: +1 970 987 26 54

E-mail: lisa.sher@acimmune.com

Lilly Media Relations

Mark Taylor

Phone: +1 317 276 5795

E-mail: mark.taylor@lilly.com

Lilly Investor Relations

Kevin Hern

Phone: +1 317 277 1838

E-mail: hern_kevin_r@lilly.com

Source: AC Immune SA

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Lilly Press Release

December 12, 2018

For Release: Immediately

Refer to: Mark Taylor; mark.taylor@lilly.com; (317) 276-5795 (Lilly Media)

Kevin Hern; hern_kevin_r@lilly.com; (317) 277-1838 (Lilly Investors)

Katie Gallagher; kgallagher@lavoiehealthscience.com; 312-792-3937 (ACI Media US)

Dr. David Lowe; david.lowe@acimmune.com; +41 79 281 6494 (ACI Corporate-EU)

Lisa Sher; lisa.sher@acimmune.com; (970) 987-2654 (ACI Investors)

Lilly and AC Immune Announce License and Collaboration Agreement

•	Multi-year agreement focuses on Morphomer tau aggregation inhibitors, for the potential treatment of Alzheimer’s disease and other neurodegenerative diseases.

•	AC Immune to receive an initial upfront payment of CHF80 million and will be eligible for CHF60 million in potential near-term development milestones, up to approximately CHF1.7 billion in other potential development, regulatory and commercial milestones, and low double-digit royalties.

•	Lilly to purchase $50 million note, convertible to equity position in AC Immune.

INDIANAPOLIS, IN and LAUSANNE, SWITZERLAND — Eli Lilly and Company (NYSE:LLY) and AC Immune SA (NASDAQ: ACIU) today announced that the two companies have signed a license and collaboration agreement to research and develop tau aggregation inhibitor small molecules for the potential treatment of Alzheimer’s disease (AD) and other neurodegenerative diseases. The collaboration combines AC Immune’s proprietary MorphomerTM platform technology with Lilly’s clinical development expertise and commercial capabilities in central nervous system disorders. The collaboration will focus primarily on AC Immune’s lead molecule, ACI-3024, which has demonstrated tau aggregation inhibition in preclinical models.

Under the terms of the agreement, AC Immune will receive an upfront payment of CHF80 million as well $50 million in exchange for a note, convertible to equity at a premium. AC Immune is also eligible to receive CHF60 million in potential near-term development milestones, as well as other potential development, regulatory and commercial milestones up to approximately CHF1.7 billion, and tiered royalty payments in the low double digits.

AC Immune will conduct the initial Phase 1 development of the Morphomer tau aggregation inhibitors, while Lilly will fund and conduct further clinical development. Lilly will receive worldwide commercialization rights for the tau aggregation inhibitors in the area of Alzheimer’s disease. AC Immune has retained certain development rights in orphan indications and co-development and co-promotion options in certain indications outside AD.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

“Lilly is an industry leader in Alzheimer’s research, with numerous ongoing scientific programs that target suspected causes of the disease, including amyloid plaques and tau tangles,” said Mark Mintun, M.D., vice president of neurodegeneration and pain research at Lilly. “This agreement with AC Immune represents another opportunity to hopefully make progress against this devastating disease, and we look forward to together bringing tau aggregation inhibitors into clinical development.”

Prof. Andrea Pfeifer, CEO of AC Immune, said: “This landmark partnership with Lilly is transformational for the future of AC Immune. Lilly’s substantial experience in neurology, and particularly in Alzheimer’s disease, is a major validation of our small molecule platform for CNS therapeutics. It also demonstrates the potential of our pre-clinical assets and adds substantial value to our pipeline. We look forward to working closely with Lilly in this exciting field over the coming years.”

This transaction will be reflected in Lilly's reported results and financial guidance according to Generally Accepted Accounting Principles (GAAP). There will be no change to Lilly's 2018 non-GAAP earnings per share guidance as a result of this transaction. This transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.

About AC Immune’s Tau Morphomers

Several chemical series of small molecules (MorphomersTM) have been identified which selectively and potently reduce toxic intracellular misfolded and aggregated tau. Targeting intracellular misfolded and aggregated tau is widely recognized as an important and attractive potential approach for interfering with the spread of tau pathology throughout the brain. In some proof-of-concept tauopathy models, reduction of tau pathology was also accompanied by a reduction of associated neuroinflammatory markers – another key pathologic feature of Alzheimer’s disease (AD).

About AC Immune

AC Immune is a clinical-stage Swiss-based biopharmaceutical company, listed on NASDAQ, which aims to become a global leader in precision medicine for neurodegenerative diseases. The Company designs, discovers and develops therapeutic as well as diagnostic products intended to prevent and modify diseases caused by misfolding proteins. AC Immune’s two proprietary technology platforms create antibodies, small molecules and vaccines designed to address a broad spectrum of neurodegenerative indications, such as Alzheimer’s disease (AD). The Company’s pipeline features nine therapeutic and three diagnostic product candidates – with five product candidates currently in clinical trials.

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

About Eli Lilly and Company

Lilly is a global healthcare leader that unites caring with discovery to create medicines that make life better for people around the world. We were founded more than a century ago by a man committed to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life-changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and volunteerism. To learn more about Lilly, please visit us at www.lilly.com and http://newsroom.lilly.com/social-channels. C-LLY

AC Immune Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than historical fact and may include statements that address future operating, financial or business performance or AC Immune’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” and other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include those described under the captions “Item 3. Key Information – Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in AC Immune’s Annual Report on Form 20-F and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and AC Immune does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law. All forward-looking statements are qualified in their entirety by this cautionary statement.

Lilly Forward-Looking Statement

This press release contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) about the benefits of the license and collaboration with AC Immune, and reflects Lilly's current beliefs. However, as with any such undertaking, there are substantial risks and uncertainties in the process of drug development and commercialization. Among other things, there can be no guarantee that Lilly will realize the expected benefits of the license and collaboration, or that the license and collaboration will yield a commercially successful product. For a further discussion of these and other risks and uncertainties that could cause actual results to differ from Lilly's expectations, please see Lilly's most recent Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Lilly undertakes no duty to update forward-looking statements.

# # #

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

Schedule 10.2.2
Existing Patents

Application Number	Priority Date	Filing Date	Inventors	Title	Status Information
[*****]	[*****]	[*****]		[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]